                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              [AMENDMENT NO.     ]

Filed by Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             TRANSCO ENERGY COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:

- --------
* Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

[LOGO OF TRANSCO    TRANSCO
 ENERGY COMPANY     ENERGY COMPANY
 APPEARS HERE]

P. O. Box 1396
Houston, Texas 77251-1396

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS                                          To be held May 17, 1994

The Annual Meeting of Stockholders of the Company will be held at the River Park Center, Cannon Hall, 101 Daviess Street, Owensboro, Kentucky, on Tuesday, May 17, 1994 at 9:00 a.m. Central Daylight Time, for the following purposes:

    1.to elect two directors for a term of three years;

    2.to approve the appointment of independent auditors; and

    3. to adopt an Amended and Restated 1991 Incentive Stock Plan.

Stockholders also will be asked to vote on such other matters as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof. Common stockholders of record at the close of business on March 23, 1994, will be entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof.

                                      By order of the Board of Directors,

                                      [Signature of David E. Varner
                                       appears here]

                                      David E. Varner
                                      Senior Vice President, General Counsel
                                      and
                                      Secretary

April 1, 1994

[LOGO OF TRANSCO    TRANSCO
 ENERGY COMPANY     ENERGY COMPANY
 APPEARS HERE]

April 1, 1994

Dear Fellow Stockholder:

You are cordially invited to attend the 1994 Annual Meeting of Stockholders of Transco Energy Company on TUESDAY, MAY 17, 1994. The meeting will begin at 9:00 A.M. CENTRAL DAYLIGHT TIME at the RIVER PARK CENTER, CANNON HALL, 101 DAVIESS STREET, OWENSBORO, KENTUCKY.

The meeting is being held in Owensboro, Kentucky this year in recognition of the five-year anniversary of the Company's acquisition of Texas Gas Transmission Corporation, our pipeline system serving markets in the midwestern United States. Texas Gas is headquartered in Owensboro and a sizeable concentration of our employee-stockholders live in the area. We are pleased to provide an opportunity for our employees and stockholders in the Owensboro, Kentucky area to attend this year's Annual Meeting.

The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the meeting. A report on the operations of the Company and its plans will also be presented at the meeting. In addition, directors and officers of the Company will be present to respond to questions.

Your vote is very important. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you decide to attend the meeting, you may, at your discretion, revoke your proxy and vote in person.

The directors and management hope that as many stockholders as possible will personally attend the meeting. IF YOU PLAN TO ATTEND, PLEASE LET US KNOW BY MARKING THE DESIGNATED BOX PROVIDED ON THE PROXY CARD SO THAT WE CAN MAIL YOU AN ADMITTANCE TICKET IN ADVANCE OF THE MEETING AND MAKE APPROPRIATE MEETING ARRANGEMENTS.

                                      Sincerely,

                                      [Signature of John P. DesBarres
                                       appears here]

                                      John P. DesBarres
                                      Chairman of the Board, President and
                                      Chief Executive Officer

PROXY STATEMENT

This Proxy Statement is furnished to stockholders of Transco Energy Company ("Transco" or the "Company") in connection with the solicitation by the Board of Directors of proxies and voting instructions to be used at the 1994 Annual Meeting of Stockholders to be held on May 17, 1994, or any adjournment(s) or postponement(s) thereof. The approximate date of mailing this Proxy Statement and the accompanying proxy card is April 1, 1994.

Stockholders are requested to indicate their vote on the accompanying proxy card on the following proposals:
- -------------------------------------------------------------------------------
PROPOSAL 1: ELECTION OF DIRECTORS
- -------------------------------------------------------------------------------

The Board of Directors of Transco requests you to vote FOR the election to the Board of Directors of the nominees described below.
Proxies will be so voted unless stockholders specify otherwise on their prox-ies. For a description of the number of affirmative votes required to approve this proposal and the treatment of broker non-votes and abstentions see "Out-standing Voting Stock" below.

The Company's Bylaws provide that the number of directors will be determined by the Board of Directors with certain limitations. The Board of Directors is divided into three classes, with one class of directors to be elected at each Annual Meeting, with Classes A and B currently consisting of two directors each and Class C currently consisting of three directors. THE DIRECTORS TO BE ELECTED AT THIS ANNUAL MEETING ARE THE CLASS B DIRECTORS. Their term of office will commence upon election and will continue until the Annual Meeting held in 1997 or until their successors are elected and qualified. The information be-
low relating to the Board of Directors is as of March 23, 1994.
- -------------------------------------------------------------------------------

                          --------------------------
                            NOMINEES FOR DIRECTORS
                          --------------------------

                          --------------------------
                          CLASS B -- TERM ENDING 1997
                          --------------------------

WILLIAM H. LUERS       [Photo of William H. Luers appears here]
New York, New York

Chairman of Transco's Nominating Committee. Age 64. B.A., Hamilton College, M.A., Columbia University. Served as officer in U.S. Navy 1952 to 1956. Served as a Foreign Service Officer in the Department of State 1957 to 1986 in Italy, Germany and the Soviet Union, as well as in Washington, D.C. From 1978 to 1982 was U.S. Ambassador to Venezuela. From 1983 to 1986 was U.S. Ambassador to Czechoslovakia. Member of the Council on Foreign Relations of New York. Direc-tor, IDEX Corporation, Scudder New Europe Fund, Scudder Global Fund, Scudder International Fund, Scudder International Bond Fund, The Rockefeller Brothers' Fund, The Trust for Mutual Understanding and The Institute for East-West Secu-rities Studies.

                                                     DIRECTOR    COMMON STOCK
PRINCIPAL OCCUPATION                                  SINCE   BENEFICIALLY OWNED
President, The Metropolitan Museum of Art........... May 1986    9,300 shares

FREDERICK H. SCHULTZ      [Photo of Frederick H. Schultz appears here]
Jacksonville, Florida

Member of Transco's Compensation Committee and Nominating Committee. Age 65. B.A., Princeton University. Served as artillery officer in U.S. Army 1952 to 1954. Employed by The Barnett Bank of Jacksonville 1956 to 1957. Member Florida House of Representatives 1963 to 1970; Speaker of The House 1968 to 1970. Chairman of the Board, Barnett Investment Services, Inc., 1973 to 1979. Vice Chairman, Board of Governors, Federal Reserve System, Washington, D.C., 1979 to 1982. Director, Barnett Banks, Inc., American Heritage Life Insurance Co., Riv-erside Group, Inc., Family Steak Houses of Florida, Southeast Atlantic Corp. and Wickes Lumber Co. Owner and operator, private investment firm.

                                                    DIRECTOR     COMMON STOCK
PRINCIPAL OCCUPATION                                  SINCE   BENEFICIALLY OWNED
Investments........................................ July 1982    9,000 shares

- --------------------------------------------------------------------------------

                          --------------------------
                              CONTINUING DIRECTORS
                          --------------------------

                          --------------------------
                          CLASS C -- TERM ENDING 1995
                          --------------------------

GORDON F. AHALT           [Photo of Gordon F. Ahalt appears here]
Morristown, New Jersey

Member of Transco's Compensation Committee and Nominating Committee. Age 66. B.S., University of Pittsburgh. From 1951 to 1954, employed by Standard Oil Company of Indiana. Joined Petroleum Division of The Chase Manhattan Bank in 1954, appointed Vice President in 1964, Vice President and Division Head in 1965. In 1969, appointed as Senior Vice President in charge of the Bank's En-ergy Group. Became associated with White, Weld & Co. Incorporated, an invest-ment banking and securities brokerage firm, in 1972 as Senior Vice President in Corporate Finance. Returned to Chase in 1973 to head Corporate and Project Fi-nance Group in Corporate Banking Department. In 1977, became President-Chief Executive Officer of International Energy Bank Limited. Served as Senior Vice President and Chief Financial Officer, Ashland Oil, Inc. from late 1979 to Jan-uary 1982, when he assumed his current position. Director, Harbert Corporation, Cal Dive International, Bancroft and Ellsworth Funds. Serves as Energy Consul-tant to W.H. Reaves & Co., Inc. Previously served as director of Transco Energy Company from October 1974 to May 1980.

                                                   DIRECTOR      COMMON STOCK
PRINCIPAL OCCUPATION                                SINCE     BENEFICIALLY OWNED
President, G.F.A. Inc. (petroleum industry man-
 agement and financial
 services consulting firm).....................  January 1982   10,000 shares

BENJAMIN F. BAILAR      [Photo of Benjamin F. Bailar appears here]
Houston, Texas

Member of Transco's Audit Committee and Nominating Committee. Age 59. B.A., University of Colorado, M.B.A., Harvard Graduate School of Business Administration. From 1975 to 1978 served as Postmaster General of the United States. From 1978 to 1982 served as Executive Vice President, Chief Financial Officer and Director of United States Gypsum Company. From 1983 to 1984 served as President and Chief Executive Officer of Scott Publishing Company. From 1984 to 1987 was a financial consultant with Franklin Financial Corp. Joined Rice University in 1987. Director, Dana Corporation, First Interstate Bank of Texas, U.S. Can Corporation and Smith International, Inc.

                                                 DIRECTOR      COMMON STOCK
PRINCIPAL OCCUPATION                              SINCE     BENEFICIALLY OWNED
Dean and Professor of Administration,
 Jesse H. Jones Graduate School of
 Administration, Rice University........     September 1988    10,000 shares

JOHN P. DESBARRES     [Photo of John P. DesBarres appears here]
Houston, Texas

Member (ex officio) of Transco's Nominating Committee. Age 54. Associate Degree in electrical engineering, Worcester Junior College. Completed the Harvard Business School's Program for Management Development and attended the Massachusetts Institute of Technology Sloan School Senior Executive Program. Joined Sun Company in 1963, holding various positions until 1978 when he was appointed director of business planning and marketing development for Sun Pipe Line Company and then President in November 1979. In April 1988, he left Sun to join Santa Fe Pacific Pipelines, Inc. as Chairman, President and Chief Executive Officer. Joined the Company in October 1991 when he was elected President and Chief Executive Officer and a director. He was elected Chairman of the Board of the Company in 1992. Director of Interstate Natural Gas Association of America and of American Gas Association. Member of National Petroleum Council and Business Advisory Committee, Northwestern University, Transportation Center. Director and Chairman, Sam Houston Area Council for the Boy Scouts of America. Director, YMCA of Greater Houston.

                                                 DIRECTOR      COMMON STOCK
PRINCIPAL OCCUPATION                              SINCE     BENEFICIALLY OWNED
Chairman of the Board, President and
 Chief Executive Officer of the
 Company................................      October 1991    200,756 shares

- --------------------------------------------------------------------------------

                          --------------------------
                          CLASS A -- TERM ENDING 1996
                          --------------------------
ROBERT W. FRI        [Photo of Robert W. Fri appears here]
Washington, D.C.

Chairman of Transco's Audit Committee. Age 58. B.A., Rice University, M.B.A., Harvard Business School. Associated with McKinsey & Company, Inc., management consulting firm, from 1963 to 1971 and again from 1973 to 1975, being elected a principal in the firm in 1968. From 1971 to 1973 served as first Deputy Admin-istrator of the Environmental Protection Agency, becoming Acting Administrator in 1973. Was first Deputy and then Acting Administrator of Energy Research and Development Administration from 1975 to 1977. During 1978 was a private consul-tant. From 1979 to 1986 was President of Energy Transition Corporation. Direc-tor, Environmental and Energy Study Institute, Science Services, Inc. and At-lantic Council of the U.S.

                                                  DIRECTOR       COMMON STOCK
PRINCIPAL OCCUPATION                               SINCE      BENEFICIALLY OWNED
President and Director, Resources for the Fu-
 ture, Inc. (non-profit research organiza-
 tion).......................................  September 1978    9,102 shares

- --------------------------------------------------------------------------------

J. DAVID GRISSOM      [Photo of J. David Grissom appears here]
Louisville, Kentucky

Chairman of Transco's Compensation Committee. Age 55. Beginning in 1977, served as Chairman of the Board and Chief Executive Officer of Citizens Fidelity Cor-poration and later as Vice Chairman of PNC Financial Corporation, holding such positions until 1989. Director, Columbia Healthcare Corp., Capital Holding Cor-poration, Sphere Drake Holdings, Ltd., L.G. & E. Energy Corp., Regal Cinemas, Inc. and Churchhill Downs, Inc.

                                                   DIRECTOR     COMMON STOCK
PRINCIPAL OCCUPATION                                 SINCE   BENEFICIALLY OWNED
Chairman of the Board, Mayfair Capital (private
 investment firm)................................. July 1989   10,000 shares

- --------------------------------------------------------------------------------
COMMITTEES AND BOARD MEETINGS
- --------------------------------------------------------------------------------

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The Audit and Compensation Committees are composed of directors who are not officers or employees of the Company. The Chairman of the Board serves as an ex officio member of the Nominating Committee.

Audit Committee. The members of the Audit Committee are Messrs. Fri (Chairman) and Bailar. The principal functions of the Audit Committee include reviewing the accounting and financial policies and procedures of the Company, recom-mending the annual engagement of the Company's independent auditors, reviewing with the independent auditors the plan, scope and results of the auditing en-gagement, reviewing and approving the mission statement of the Company's inter-nal auditing department, reviewing the budget and plan, scope and results of the audits and reviews by the Company's internal auditing department and man-agement's actions regarding its recommendations, reviewing and approving non-audit professional services provided by the independent auditors, reviewing the Company's program relating to monitoring compliance with the Company's State-ment of Business Policies and reviewing the Company's risk management program.

Compensation Committee. The members of the Compensation Committee are Messrs. Grissom (Chairman), Ahalt and Schultz. The principal functions of the Compensa-tion Committee include reviewing the Company's overall compensation policy, re-viewing compensation and benefits provided to the members of the Board of Di-rectors, reviewing and approving compensation arrangements for senior manage-ment, serving as the Administrative Committee under the Company's 1991 Incen-tive Plan, awarding bonuses under the Company's incentive compensation plans and reviewing and making recommendations with respect to employment agreements, termination agreements, severance policies and agreements and employee benefit and welfare plans. The Compensation Committee's report on Executive Compensa-tion is set forth later in this Proxy Statement.

Nominating Committee. The members of the Nominating Committee are Messrs. Luers (Chairman), Ahalt, Bailar, Schultz and DesBarres (ex officio). The principal functions of the Nominating Committee include reviewing and making recommenda-tions with respect to the Company's corporate directorship policies (number of directors, criteria for directors, retirement age for directors, tenure of di-rectors, etc.), directing the search for and evaluating candidates for director position(s) and making recommendations for nomination or election of direc-tor(s), and reviewing the duties, responsibilities and membership of the com-mittees of the Board of Directors and making recommendations for membership and for the chairman of each of the committees. The Nominating Committee will con-sider nominees recommended by stockholders of the Company if the name of such nominee and biographical information is sent to the Company addressed to the Office of the Secretary, Transco Energy Company, P.O. Box 1396, Houston, TX 77251.

During 1993, the Board of Directors held 12 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 7 meetings and the Nominating Committee held 1 meeting. Overall attendance at the Board and committee meetings was 98%.

- ------------------------------
COMPENSATION OF DIRECTORS
- ------------------------------
The Company compensates each director of the Company for his services as a di-rector in an amount approved from time to time by the entire Board of Directors based upon the recommendation of the Compensation Committee. The Compensation Committee makes its recommendations based on the advice of an outside compensa-tion consultant and external comparative data. Each director who was not an of-ficer or employee of the Company in 1993 received as compensation an annual re-tainer of $22,000. All directors received meeting fees of $1,000 for each board meeting of the Company they attended. Additionally, each director who was not an officer or employee of the Company was paid $1,000 for each committee meet-ing attended, except for the Chairman of each of the Audit, Compensation and Nominating Committees, who received $1,500 for each committee meeting attended. Each director who was not an officer or employee of the Company was granted in 1993, pursuant to the Company's 1991 Incentive Plan, a stock option with re-spect to 1,000 shares of Common Stock of the Company with an exercise price equal to the market price of the Common Stock on the date of grant. Such op-tions become exercisable on the first anniversary of the date of grant. For ad-ditional information with respect to certain changes to the 1991 Incentive Plan which will increase the compensation paid to non-employee directors, see Pro-posal 3 below.

- --------------------------------------------------------------------------------
PROPOSAL 2: APPROVAL OF AUDITORS
- --------------------------------------------------------------------------------
Upon the recommendation of the Audit Committee, the Board of Directors has unanimously approved and requests you to vote FOR the appointment of Arthur Andersen & Co. as the Company's independent auditors to serve until the next annual meeting of stockholders. Proxies will be so voted unless stockholders specify otherwise in their proxies. For a description of the number of affirmative votes required to approve this proposal and the treatment of broker non-votes and abstentions see "Outstanding Voting Stock" below.

Arthur Andersen & Co. will have representatives present at the meeting who will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

- --------------------------------------------------------------------------------
PROPOSAL 3: APPROVAL OF AMENDED AND RESTATED 1991 INCENTIVE STOCK PLAN
- --------------------------------------------------------------------------------
The Board of Directors believes that the future success of the Company and its subsidiaries is dependent upon the quality and continuity of the Board of Di-rectors and management, and that compensation programs have been important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company.

Thus, to keep pace with competitive trends and to support further the achievement of key strategic objectives, the Board of Directors has adopted, subject to the approval of the stockholders of the Company, an Amended and Restated 1991 Incentive Stock Plan (the "Plan") which will increase the aggregate number of shares subject to the Plan and make certain other changes discussed below. Subject to certain limitations, the additional shares will be available for grants of stock options, stock appreciation rights ("SARs"), awards of Restricted Stock, Restricted Stock Units and distributions in payment of a new feature of the Plan, Deferred Stock Units. The full text of the Amended and Restated 1991 Incentive Stock Plan is attached as Exhibit A and the following discussion is qualified by reference to such Plan.

The purpose of the Plan continues to be to advance the interests of the Company by providing incentive awards and stock ownership opportunities to key employ-ees, including officers and directors who are employees, and to a limited ex-tent, non-employee directors, all who contribute significantly to the perfor-mance of the Company and its affiliates. The Company believes that stock owner-ship opportunities for key employees and directors are especially important to the Company and its stockholders because stock ownership aligns the interests of such persons with that of the Company's stockholders.

DESCRIPTION OF AMENDMENTS TO THE PLAN

The following are the major changes made to the Plan:

. Adds 2 million shares, making the total shares available for awards under the Plan 3.25 million.

. Limits the aggregate number of shares available under the Plan that may be subject to awards of Restricted Stock and distributed in payment of Restricted Stock Units and Deferred Stock Units to 35% of the total shares available (i.e., 1,137,500 shares).

. Limits the total number of stock options that may be granted to any individual during a five-year period under the Plan to 500,000 shares.

. Provides the Plan Committee (currently the Compensation Committee of the Board of Directors) with the flexibility to grant Stock Appreciation Rights
   (SARs) independent of or in conjunction with stock options.

. Adds Deferred Stock Units as a new feature of the Plan which will be available for outright grants by the Plan Committee as well as be available to employees, with the consent of the Plan Committee, to defer receipt of incentive compensation, Restricted Stock and/or Restricted Stock Unit awards until retirement or termination.

. Adds a feature which would provide that each Director of the Company, who is not also an employee of the Company, be granted 500 Deferred Stock Units, effective as of the date of each annual meeting at which he is elected or continues to serve as a Director, commencing with the 1994 Annual Meeting. Also, adds a feature which would provide that the initial grant at the 1994 Annual Meeting include an additional grant of 2,500 Deferred Stock Units in recognition of past service on the Board of Directors. Deferred Stock Units would vest after completion of five years of service on the Board of Directors.

. Eliminates the Performance Unit and Equity Award features of the Plan as a result of the addition of the Deferred Stock Unit feature.

. Modifies the provisions in the Plan with regard to change in control to (i) expand the definition of "Change in Control" to include certain mergers, and
   (ii) delete section 10 of the Plan which dealt with the effects of a merger or similar transactions on outstanding awards.

. Eliminates the provision permitting the granting of options or SARs upon the surrender of an option or SAR.

. Substitutes the concept of "affiliates" for "subsidiaries", permitting the Plan Committee to make grants or awards to employees of affiliates, which is a controlled entity approved by the Plan Committee in which the Company owns 20% or more of the voting power.

. Makes certain other definitional and clarifying changes, including adding the word "stock" to the name of the Plan.

To the extent that executive officers and the members of the Board of Directors of the Company are entitled or may be eligible to receive grants and awards under the Plan, such persons may be said to have an interest in the Plan.

TAX CONSEQUENCES

The Company has been advised that, based on the present provisions of the In-ternal Revenue Code and regulations promulgated thereunder, the federal income tax consequences of the granting, vesting and exercise of awards under the Plan will generally be as described below. This discussion does not address the im-pact of state and local taxes or the federal alternative minimum tax, nor is it intended as tax advice to any individual.

Nonqualified Options. An optionee will not generally recognize any taxable in-come, and the Company will not be allowed a tax deduction, upon the granting of a nonqualified stock option ("NQO"). Upon the exercise of an NQO, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired at the time the Option is exercised over the exercise price for such shares. At that time, subject to the limitations of Internal Revenue Code Section 162(m), discussed in the "Compensation Committee Report on Executive Compensation" below, the Company will be allowed a tax de-duction equal to the amount of ordinary taxable income recognized by the optionee, if applicable withholding requirements are satisfied.

Incentive Stock Options. An optionee will not generally recognize any taxable income, and the Company will not be allowed a tax deduction, upon the granting of an incentive stock option ("ISO"). Upon the exercise of an ISO, the optionee will not realize ordinary taxable income and the Company will not be allowed a tax deduction, as long as the optionee is an employee of the Company (or of an 80-percent-owned subsidiary of the Company) from the time of the grant through the date three months before the ISO was exercised. (The foregoing requirement is waived with respect to exercises by the estate of an ISO holder who dies while employed, or within three months after the termination of his or her em-ployment, and the three-month period is extended to one year in the case of a termination because of total and permanent disability.) If the foregoing re-quirement is not met, the exercise of an ISO is treated in the same manner as the exercise of an NQO (see above). The basis for the shares so acquired equals the exercise price, and the holding period for the shares begins on the day af-ter the date the shares are received. Generally, upon the disposition of shares acquired through the exercise of an ISO, the optionee will recognize long-term capital gain or loss to the extent the amount realized on the sale of such shares is greater than or less than the exercise price, as long as the disposi-tion is not a "disqualifying disposition."

A "disqualifying disposition" generally occurs if shares acquired upon exercise of an ISO are disposed of by the optionee prior to the expiration of two years from the date of grant of the Option or within one year of the date of transfer of shares to the optionee. (However, disposition by the estate of a deceased employee is not considered a disqualifying disposition even if it occurs prior to the expiration of the required holding periods.) Upon a disqualifying disposition, the optionee realizes ordinary taxable income (and the Company will be allowed a tax deduction, if applicable withholding requirements are satisfied and subject to the limitations of Internal Revenue Code Section 162(m), discussed in the "Compensation Committee Report on Executive Compensation" below) in an amount equal to the excess, if any, of (A) the lesser of (i) the fair market value of the shares on the date the ISO is exercised, or (ii) the amount realized on such disqualifying disposition over (B) the exercise price. The excess, if any, of the amount realized upon such disqualifying disposition over the fair market value of the shares on the date of exercise will be taxed as long-term or short-term capital gain depending on the holding period involved. Long-term capital gain treatment is applicable if the shares were held for more than one year.

Stock Appreciation Rights. Generally, a participant will not recognize any tax-able income, and the Company will not be allowed a tax deduction, upon the granting of the SAR. Upon exercise of an SAR, the holder generally will realize ordinary taxable income in an amount equal to the sum of any cash received and the fair market value of any Common Stock received. The Company will be allowed a tax deduction equal to the amount of ordinary income recognized by the hold-er, if applicable withholding requirements are satisfied, and subject to the limitations of Internal Revenue Code Section 162(m), discussed in the "Compensation Committee Report on Executive Compensation" below.

Restricted Stock and Restricted Stock Units. Generally, a participant will not recognize any taxable income, and the Company will not be allowed a tax deduc-tion, upon the grant of Restricted Stock or Restricted Stock Units. Upon the lapsing of restrictions on Restricted Stock, the holder will recognize ordinary income equal to the fair market value of the shares on the date of such lapse. Upon the delivery of shares of stock as a result of the vesting of Restricted Stock Units, the holder will recognize ordinary income equal to the fair market value of such shares on the date of delivery. In either case, the Company will be entitled to a deduction in an amount equal to the income recognized by the holder, if applicable withholding requirements are satisfied, and subject to the limitations of Internal Revenue Code Section 162(m), discussed in the "Com-pensation Committee Report on Executive Compensation" below. Notwithstanding the foregoing, both the holder's recognition of income and the Company's tax deduction will be deferred if the holder makes a timely election to convert such Restricted Stock or Restricted Stock Units into Deferred Stock Units (see below).

Deferred Stock Units. Generally, a participant will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the granting or vesting of Deferred Stock Units or upon the crediting of deemed dividends on Deferred Stock Units. Moreover, a participant who makes a timely election to convert cash incentive compensation, Restricted Stock or Restricted Stock Units into Deferred Stock Units will not be taxed upon (and the

Company will not be entitled to a deduction with respect to) such compensa-tion, Restricted Stock or Restricted Stock Units until such Deferred Stock Units are paid. Upon the payment of Deferred Stock Units by delivery of shares of stock and cash in lieu of fractional shares with respect to Deferred Stock Units, the holder will recognize ordinary income equal to the fair market value of such shares on the date of delivery plus the amount of such cash. The Company will be entitled to a deduction in an amount equal to the income rec-ognized by the holder, if applicable withholding requirements are satisfied, and subject to the limitations of Internal Revenue Code Section 162(m), dis-cussed in the "Compensation Committee Report on Executive Compensation" below.

Change in Control. Notwithstanding the foregoing, the accelerated vesting or payment of awards under the Plan in connection with a change in control of the Company could result in the imposition upon holders of the excise tax on "excess parachute payments" and a corresponding denial of the Company's tax deduction.

AMENDED AND RESTATED 1991 INCENTIVE STOCK PLAN: NEW PLAN BENEFITS

Grants and awards under the Plan which may be made to Company executive offi-cers and other employees are not presently determinable. If the stockholders approve the Plan, such grants and awards will be made at the discretion of the Compensation Committee in accordance with its compensation policies, which are discussed in the "Compensation Committee Report on Executive Compensation" be-low. The following table sets forth the amounts of Deferred Stock Units that will be granted annually to Non-Executive Directors as a group under the Plan and the estimated value thereof:
- -------------------------------------------------------------------------------

                               NEW PLAN BENEFITS
                AMENDED AND RESTATED 1991 INCENTIVE STOCK PLAN

                                                           DOLLAR      NUMBER
 GROUP                                                   VALUE($)(1) OF UNITS(2)
 -----                                                   ----------- -----------
Non-Executive Director Group (6 persons)................  $254,250     18,000

- -------------------------------------------------------------------------------
(1) Based on the closing price per share of the Company's Common Stock of $14.125 on December 31, 1993.
(2) The initial grant at the 1994 Annual Meeting includes 15,000 Deferred
    Stock Units (2,500 per Director) with a total dollar value of $211,875 which will be granted in recognition of past service on the Board of Directors. Each non-executive director would be granted 500 Deferred Stock Units effective as of the date of each annual meeting at which he is elected or continues to serve as a director. Value is determined as described in footnote 1.

The Board of Directors believes that the Plan plays an important role in en-abling the Company to secure and retain competent persons in key employee po-sitions and it is the opinion of the Board of Directors that the amendments set forth in the Plan are necessary to allow the Compensation Committee to continue to implement its performance-based compensation program outlined in further detail in the "Compensation Committee Report on Executive Compensa-tion" below. The Board of Directors of the Company has unanimously approved and requests you to vote FOR approval of Proposal 3. Proxies will be so voted unless stockholders specify otherwise in their proxies. For a description of the number of affirmative votes required to approve this proposal and the treatment of broker non-votes and abstentions see "Outstanding Voting Stock" below.

- -------------------------
EXECUTIVE COMPENSATION
- -------------------------

SUMMARY COMPENSATION TABLE

The table below discloses the annual and long-term compensation awarded or paid to or earned by (i) the Chief Executive Officer, (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1993, and (iii) one additional individual for whom disclosure would have been provided pursuant to (ii) above but for the fact that the individual was not serving as an executive officer of the Company at December 31, 1993 ((i), (ii) and (iii) above collectively referred to herein as the "Named Executive Officers" and individually referred to as a "Named Executive Officer") for services rendered to the Company in all capacities for the fiscal years ended December 31, 1993, 1992, and 1991.

- -------------------------------------------------------------------------------

               TRANSCO ENERGY COMPANY SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                                -----------------------------
                                ANNUAL COMPENSATION                                    AWARDS         PAYOUTS
                       --------------------------------------------------       --------------------- -------
      (A)         (B)    (C)            (D)                    (E)                 (F)        (G)       (H)
                                                              OTHER             RESTRICTED SECURITIES
    NAME AND                                                 ANNUAL               STOCK    UNDERLYING  LTIP
   PRINCIPAL            SALARY                          COMPENSATION(/1/)        AWARD(S)   OPTIONS   PAYOUTS
    POSITION      YEAR   ($)         BONUS ($)                 ($)               ($)(/2/)  /SARS (#)    ($)
- ----------------  ---- --------      ----------         -----------------       ---------- ---------- -------
John P.
 DesBarres,       1993 $513,000(/3/) $  275,000             $100,662(/4/)       $        0        0   $     0
 Chairman of the  1992 $486,667(/3/) $  200,000             $383,520(/4/)(/5/)  $        0        0   $     0
 Board, Presi-    1991 $112,500      $  605,625(/6/)                (/7/)       $1,273,628   93,800   $     0
 dent
 and Chief Exec-
 utive Officer
Robert W. Best,   1993 $315,000      $  136,900             $ 11,050(/4/)       $        0        0   $20,439(/8/)
 Senior Vice      1992 $307,438      $   90,000             $182,602(/10/)      $  144,375   12,500   $     0
 President--      1991 $270,838      $        0                     (/7/)       $        0   28,300   $     0
 Natural Gas
Larry J. Dagley,  1993 $213,523      $  101,800             $ 26,211(/4/)       $        0   20,000   $10,311(/8/)
 Senior Vice      1992 $193,750      $   64,000             $ 17,461(/4/)       $   82,688        0   $ 8,114(/11/)
 President,       1991 $175,000      $        0                     (/7/)       $        0   17,250   $20,049(/11/)
 Chief Financial
 Officer and
 Controller
Thomas W.
 Spencer,         1993 $184,000      $   70,000             $ 21,285(/4/)       $        0        0   $10,311(/8/)
 Senior Vice      1992 $179,500      $   46,000             $ 16,707(/4/)       $        0        0   $ 8,314(/11/)
 President        1991 $175,000      $        0                     (/7/)       $        0   17,250   $19,465(/11/)
David E. Varner,  1993 $240,000      $   83,400             $ 28,349(/4/)       $        0        0   $16,159(/8/)
 Senior Vice      1992 $237,500      $   50,000             $ 23,161(/4/)       $        0        0   $13,737(/11/)
 President,       1991 $235,000      $        0                     (/7/)       $        0   23,500   $33,007(/11/)
 General
 Counsel and
 Secretary
Robert M.
 Chiste,          1993 $180,445      $1,288,880(/13/)       $147,513(/4/)       $        0        0   $     0
 Former Presi-    1992 $208,750      $  391,250(/15/)       $ 28,866(/4/)       $   70,000   20,000   $     0
 dent, Transco    1991 $200,000      $  248,400                     (/7/)       $        0        0   $     0
 Energy Ventures
 Company

      (A)               (I)
    NAME AND
   PRINCIPAL      ALL OTHER COM-
    POSITION       PENSATION($)
- ----------------- --------------------
John P.
 DesBarres,          $       0
 Chairman of the     $       0
 Board, Presi-                 (/7/)
 dent
 and Chief Exec-
 utive Officer
Robert W. Best,      $  70,182(/9/)
 Senior Vice         $  47,530(/9/)
 President--                  (/7/)
 Natural Gas
Larry J. Dagley,     $       0
 Senior Vice         $       0
 President,                   (/7/)
 Chief Financial
 Officer and
 Controller
Thomas W.
 Spencer,            $  11,328(/12/)
 Senior Vice         $       0
 President                    (/7/)
David E. Varner,     $       0
 Senior Vice         $       0
 President,                   (/7/)
 General
 Counsel and
 Secretary
Robert M.
 Chiste,             $ 241,324(/14/)
 Former Presi-       $       0
 dent, Transco                (/7/)
 Energy Ventures
 Company

- --------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(1) Excludes perquisites and other personal benefits, securities and property paid to or earned by a Named Executive Officer, the aggregate amount of which is the lesser of $50,000 or 10% of the annual salary and bonus reported for such person in columns (c) and (d).
(2) As of the close of business on December 31, 1993, Mr. DesBarres held
    20,000 shares of Restricted Stock with a value of $282,500. On January 1, 1995, 10,000 of such shares will vest and the remaining 10,000 shares will vest on January 1, 1996, assuming Mr. DesBarres is an employee of the Company on the vesting dates. To effect certain cost savings to the benefit of the Company, on December 14, 1993, the Compensation Committee approved the accelerated vesting of 26,592 shares of Restricted Stock from January 1, 1994 to December 31, 1993. As of the close of business on December 31, 1993, Messrs. Best and Dagley held 8,250 and 4,725 shares of Restricted Stock, with a value of $116,531 and $66,741, respectively. Such Restricted Stock shares vest at a rate of 2,750 and 1,575, respectively, annually on each March 24 in 1994, 1995 and 1996, assuming the holder is an employee of the Company on the vesting dates. The Company has elected to report performance-based Restricted Stock in column (h) upon the vesting thereof. As of the close of business on December 31, 1993, Messrs. Best, Dagley, DesBarres, Spencer and Varner held 14,800, 7,250, 30,350,
    6,900 and 10,600 shares of performance-based Restricted Stock and 7,400, 3,625, 15,175, 3,450 and 5,300 corresponding Restricted Stock Units, respectively. The value of this Restricted Stock for Messrs. Best, Dagley, DesBarres, Spencer and Varner as of December 31, 1993 (excluding the 1991 grants, the payment of which is reported in column (h) and discussed in footnote 8 below) was $209,050, $102,406, $428,694, $94,463 and $149,725,
    respectively. This Restricted Stock is subject to performance-based vesting conditions. During the restriction period, all of the aforementioned shares of Restricted Stock are entitled to receive dividends payable to stockholders. All Restricted Stock values in this footnote are calculated based upon the closing price of Transco's Common Stock on December 31, 1993.
(3) Includes director's fees of $13,000 in 1993 and $20,000 in 1992.
(4) Includes (i) except for Mr. Best, the value (as of the date of allocation) of shares of the Company's Common Stock allocated pursuant to the Company's TRAN$TOCK Plan and accruals under the Company's Benefit
    Restoration Plan (an Internal Revenue Code Section 415 Excess Plan) related to TRAN$TOCK allocations which would have been made under the TRAN$TOCK Plan but for certain limitations imposed under the Internal
    Revenue Code, and (ii) except for Mr. Chiste, dividends on performance-based Restricted Stock (i.e., Restricted Stock that vests only if the Company achieves certain performance goals).
(5) Also includes moving and relocation expenses including tax gross-up ($257,033) and other perquisites and personal benefits ($25,075).
(6) Represents a one-time bonus payment of $150,000 and a one-time additional payment of $455,625 which the Company agreed to pay in connection with Mr. DesBarres' agreement to accept employment with the Company. Such amounts were intended to replace bonus awards forfeited by Mr. DesBarres upon termination of his employment with his former employer.
(7) In order to facilitate the transition to the Securities and Exchange Commission's revised proxy disclosure requirements, registrants have been permitted a transition period for disclosure of the amounts reported in columns (e) and (i). Accordingly, these columns do not include information for fiscal years ended before December 15, 1992.
(8) Represents cash value of Restricted Stock which vested pursuant to grants under the Company's 1983 Incentive Plan. This Restricted Stock was issued in 1991 and vesting was subject to certain performance criteria under which all or a portion would be earned upon attainment by the Company, during a performance period beginning on January 1, 1991 and ending on December 31, 1993, of certain performance goals.
(9) Includes (i) a matching contribution under the Texas Gas Thrift Plan
    ($10,262 for 1992 and $10,013 for 1993), (ii) a related accrual ($3,562 for 1993) under the Texas Gas Excess Benefit Plan (an Internal Revenue
    Code Section 415 Excess Plan), and (iii) amounts accrued to provide a retirement benefit ($35,888 for 1992 and $55,047 for 1993) and to provide a death benefit ($1,380 for 1992 and $1,560 for 1993) under the Texas Gas Salary Continuation Plan.

(10) Includes moving and relocation expenses including tax gross-up
     ($156,236), other perquisites and personal benefits ($19,555) and dividends on performance-based Restricted Stock (i.e., Restricted Stock that vests only if the Company achieves certain performance goals).
(11) Represents cash payment for Performance Units earned pursuant to grants under the Company's 1983 Incentive Plan. When these Performance Units were granted in 1989 and 1988, the performance criteria under which all or a portion would be earned required that the Company and certain subsidiaries achieve certain performance goals. In 1990, the performance criteria was revised to condition the vesting of all or a portion of the awards upon the attainment of certain performance goals solely by the Company.
(12) Represents a lump sum payment pursuant to an agreement with the Company in connection with Mr. Spencer's retirement from the Company on January
     1, 1994.
(13) Includes certain performance-based incentive payments reflecting the value received on the sale by the Company, in September 1993, of Transco Energy Ventures Company.
(14) Includes $215,000 of severance pay and $26,324 in executive supplemental retirement benefits paid to Mr. Chiste in connection with his termination as a result of the sale, in September 1993, of Transco Energy Ventures Company.
(15) Includes amounts paid in cash and amounts deferred pursuant to a provision of the TEVCO Incentive Plan which limits salary and bonus paid to any participant in any year to a percentage of the salary and bonus of the Company's Chief Executive Officer for such year.
- -------------------------------------------------------------------------------
OPTIONS GRANTED IN LAST FISCAL YEAR
Shown below is further information on the stock options, reflected in column
(g) of the Summary Compensation Table, granted pursuant to the Company's 1991 Incentive Plan during the fiscal year ended December 31, 1993 to the Named Ex-ecutive Officers.
- -------------------------------------------------------------------------------
                       OPTION GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS
- --------------------------------------------------------------------------------
                                    % OF TOTAL
                                     OPTIONS
                                    GRANTED TO
                       OPTIONS      EMPLOYEES  EXERCISE OR
                       GRANTED      IN FISCAL  BASE PRICE  EXPIRATION GRANT DATE
 NAME                    (#)           YEAR     ($/SHARE)     DATE     VALUE(2)
 ----                  -------      ---------- ----------- ---------- ----------
John P. DesBarres.....      0           n/a         n/a          n/a       n/a
Robert W. Best........      0           n/a         n/a          n/a       n/a
Larry J. Dagley....... 20,000(/1/)     6.67%     $16.25    7/19/2003   $10,700
Thomas W. Spencer.....      0           n/a         n/a          n/a       n/a
David E. Varner.......      0           n/a         n/a          n/a       n/a
Robert M. Chiste......      0           n/a         n/a          n/a       n/a

- -------------------------------------------------------------------------------
(1) These options vest at a rate of 25% annually, expire ten years after the date of grant and,if held for more than 6 months, may be accelerated automatically upon a change in control of the Company or, if approved by the Compensation Committee, upon the occurrence of certain other events such as retirement. The exercise price is equal to the market value of the Company's Common Stock on the date of grant. The stock options contain a tax withholding feature which permits the optionee, with the consent of the Compensation Committee, to surrender shares for the payment of any taxes due in connection with the exercise of the option.

(2) The estimated present value of stock options is based on the Black-Scholes Model, a mathematical formula that calculates a theoretical option value based on certain assumptions. The assumptions used in calculating the values that appear in this column are as follows: a volatility factor of .3277 for the 12 months preceding date of grant, a risk-free rate of return of 6.14%, yield on U.S. Treasury zero-coupon bond expiring in May 2004, and a dividend yield of 3.69%, based on the annual dividend rate as of the date of grant. The actual value, if any, that a Named Executive Officer may realize will depend on the spread between the option price and the market price on the date the option is exercised. Therefore, there can be no assurance that the value estimated by the Black-Scholes model will be predictive of the actual value realized by the Named Executive Officer on the date the option is exercised.

- --------------------------------------------------------------------------------



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

None of the Named Executive Officers exercised any stock options during fiscal year 1993. Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted under the Company's 1991 Incen-tive Plan or 1983 Incentive Plan to the Named Executive Officers and held by them at December 31, 1993.
- --------------------------------------------------------------------------------

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF
                                                  SECURITIES          VALUE OF
                                                  UNDERLYING       UNEXERCISED IN-
                                                 UNEXERCISED       THE-MONEY(/1/)
                                                  OPTIONS AT         OPTIONS AT
                                               FISCAL YEAR-END    FISCAL YEAR-END
                                               (#) EXERCISABLE/   ($) EXERCISABLE/
NAME                                            UNEXERCISABLE      UNEXERCISABLE
- ----                                           ----------------   ----------------
John P. DesBarres.............................  46,900/46,900        $    0/$0
Robert W. Best................................  36,175/27,825        $    0/$0
Larry J. Dagley...............................  30,170/31,214        $    0/$0
Thomas W. Spencer.............................  30,573/11,214        $    0/$0
David E. Varner...............................  44,800/15,600        $    0/$0
Robert M. Chiste..............................  34,627/     0        $2,500/$0

- --------------------------------------------------------------------------------
(1) A stock option is considered to be "in-the-money" if the market price of the related stock is higher than the exercise price of the option. The
    Transco Common Stock price at December 31, 1993 was $14.125 per share.
- --------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

Shown below is information with respect to long-term incentive awards made to the Named Executive Officers in the fiscal year ended December 31, 1993 under the Company's 1991 Incentive Plan.
- --------------------------------------------------------------------------------

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                           NUMBER OF            PERFORMANCE OR    ESTIMATED FUTURE PAYOUTS UNDER
                         SHARES, UNITS        OTHER PERIOD UNTIL    NON-STOCK PRICE-BASED PLANS
                           OR OTHER             MATURATION OR     ------------------------------
NAME                      RIGHTS (#)                PAYOUT       THRESHOLD(#) TARGET(#) MAXIMUM(#)
- -----                    -------------        ------------------ ------------ --------- ----------
John P. DesBarres.......    18,350(/1/)       1/4/93 to 12/31/95    3,120      18,350     27,525
                             9,175(/2/)
Robert W. Best..........     9,250(/1/)       1/4/93 to 12/31/95    1,573       9,250     13,875
                             4,625(/2/)
Larry J. Dagley.........     4,450(/1/)       1/4/93 to 12/31/95      757       4,450      6,675
                             2,225(/2/)
Thomas W. Spencer.......     4,100(/1/)(/3/)  1/4/93 to 12/31/95      697       4,100      6,150
                             2,050(/2/)(/3/)
David E. Varner.........     6,200(/1/)       1/4/93 to 12/31/95    1,054       6,200      9,300
                             3,100(/2/)
Robert M. Chiste........      N/A                            N/A      N/A         N/A        N/A

- --------------------------------------------------------------------------------

(1) Represents performance-based Restricted Stock granted pursuant to the 1991 Incentive Plan. A grantee of such Restricted Stock is the record owner thereof during the restriction period and has all rights of a stockholder including the right to vote and to receive dividends; provided, however, that such grantee does not have the right to transfer such Restricted Stock until the restrictions relating thereto are removed by the Compensation Committee upon the achievement by the Company of certain performance goals. The performance criterion for these awards is based upon the Company's total shareholder return relative to a peer group of other companies. See "Compensation Committee Report on Executive Compensation" below.
(2) Represents the grant of Restricted Stock Units which are issued in conjunction with the Restricted Stock presented immediately above. A Restricted Stock Unit represents one share of Common Stock to be issued to the grantee in the future upon the determination by the Compensation
    Committee that the Company has achieved specified performance goals in excess of the goals set for a corresponding grant of Restricted Stock. All awards of Restricted Stock and Restricted Stock Units presented above are accompanied by tax withholding rights.
(3) This award was forfeited by Mr. Spencer in connection with his retirement on January 1, 1994.
- --------------------------------------------------------------------------------

TRANSCO ENERGY COMPANY RETIREMENT PLAN AND SUPPLEMENTAL BENEFIT PLAN PENSION
TABLE

The following table shows the estimated annual benefits that would be payable upon normal retirement under the Transco Retirement Plan and, if applicable, the Transco Supplemental Benefit Plan, to employees in various earnings clas-sifications with representative years of service, assuming in each case that the employee elected a single life annuity as the form of benefit payment. Benefits listed in the table are not subject to a deduction for offsets for social security or other offset amounts. The Transco Supplemental Benefit Plan provides benefits to participating executives that cannot be paid under the Transco Retirement Plan because of limitations imposed by the Internal Revenue Code on benefits payable under a qualified plan.
- -------------------------------------------------------------------------------
                              PENSION PLAN TABLE

                                                  Years of Service
                                    --------------------------------------------
Remuneration(1)                        15       20       25       30       35
- ---------------                     -------- -------- -------- -------- --------
$  200,000......................... $ 50,796 $ 67,728 $ 84,660 $101,592 $118,524
$  400,000......................... $103,302 $137,728 $172,161 $206,593 $241,025
$  600,000......................... $155,796 $207,729 $259,662 $311,594 $363,526
$  800,000......................... $208,291 $277,728 $347,160 $416,592 $486,024
$1,000,000......................... $260,796 $347,728 $434,652 $521,593 $608,525

- -------------------------------------------------------------------------------
(1) The covered compensation upon which final average earnings are computed under the Transco Retirement Plan is the base compensation of the partici-pant, excluding bonuses, commissions, per diem, premium pay or any other extra compensation, reimbursement for business expenses, group life insur-ance premiums, overtime pay, or any benefits under the Transco Retirement Plan or any other benefit plan with the exception of Internal Revenue Code
    Section 401(k) contributions made under the Transco Thrift Plan and salary reduction contributions made under the Company's Internal Revenue Code
    Section 125 cafeteria plan and is subject to the Internal Revenue Code limitation described above. This base compensation is set forth in column
    (c) of the Summary Compensation Table. Final average earnings are computed by averaging covered compensation over the highest three consecutive years out of the final five years prior to retirement. Under the Transco Supple-mental Benefit Plan, the covered compensation includes all covered compen-sation under the Transco Retirement Plan, without regard to the Internal Revenue Code limitation described above, plus annual incentive compensa-tion. This annual incentive compensation is set forth in Column (d) of the Summary Compensation Table except for Mr. Chiste whose bonuses under the TEVCO Incentive Plan have not come within the definition of incentive com-pensation as defined in the Transco Supplemental Benefit Plan.
- -------------------------------------------------------------------------------

The current years of service with the Company for the Named Executive Officers as of December 31, 1993 are: Mr. DesBarres 2.33 years, Mr. Dagley 8.42 years, Mr. Spencer 41.92 years, Mr. Varner 11.67 years and Mr. Chiste 7.67 years, respectively. Mr. Best does not participate in this plan. Mr. DesBarres has also entered into a Supplemental Retirement Agreement which credits him with an additional 28 years of service for the purposes of calculating his retirement benefit. Mr. DesBarres will vest in this benefit upon his death or disability, if he is an employee of the Company on September 30, 1994 or if his employment is terminated prior to such date by the Company other than for "Cause," as defined, or if Mr. DesBarres terminates his employment for "Good Reason," as defined. Any amount received under this agreement is required to be reduced by any amount Mr. DesBarres receives under any other employer's retirement plan. This agreement was entered into by the Company and Mr. DesBarres in connection with his acceptance of employment with the Company and is intended to replace a similar benefit which he had been provided by his previous employer.

TEXAS GAS RETIREMENT PLAN AND SUPPLEMENTAL BENEFIT PLAN PENSION TABLE

The following table shows estimated annual benefits that would be payable on normal retirement under the Texas Gas Retirement Plan and, if applicable, the Texas Gas Supplemental Benefit Plan to participants in such plans in various earnings classifications, with representative years of service, assuming in each case that the employee elected a 5-year certain and life thereafter annuity as the form of benefit payment. Benefits listed in the table are not subject to a deduction for offsets for social security or other offset amounts. The Texas Gas Supplemental Benefit Plan provides benefits to participating executives that cannot be paid under the Retirement Plan because of certain limitations imposed by the Internal Revenue Code on the benefits payable under a qualified plan.

- --------------------------------------------------------------------------------

                               PENSION PLAN TABLE

                                                  Years of Service
                                    --------------------------------------------
Remuneration(1)                        15       20       25       30       35
- ---------------                     -------- -------- -------- -------- --------
$  200,000......................... $ 48,180 $ 64,240 $ 80,300 $ 96,360 $112,420
$  400,000......................... $ 96,930 $129,240 $161,550 $193,860 $226,170
$  600,000......................... $145,680 $194,240 $242,800 $291,360 $339,920
$  800,000......................... $194,430 $259,240 $324,050 $388,860 $453,670
$1,000,000......................... $243,180 $324,240 $405,300 $486,360 $567,420

- --------------------------------------------------------------------------------
(1) The covered compensation upon which final average earnings are computed under the Texas Gas Retirement Plan and the Texas Gas Supplemental Benefit Plan is the base compensation of the participant, excluding overtime, bonuses, commissions, payments under an employee benefit plan, or other special compensation without regard to the Internal Revenue Code limitation described above. This base compensation is set forth in column (c) of the Summary Compensation Table.
- --------------------------------------------------------------------------------
Mr. Best, whose years of service at December 31, 1993 were 19.25 years, is the only Named Executive Officer who participates in the Texas Gas Retirement Plan or the Texas Gas Supplemental Benefit Plan.

- -------------------------------------------------------------------------------
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
- -------------------------------------------------------------------------------

Set forth below is a linegraph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and an Industry Peer Group Index for the period of five fiscal years beginning December 31, 1988 and ending December 31, 1993. The Industry Peer Group is composed of ten companies, including the Company, which are engaged primarily in the natural gas transmission business. The companies are Arkla, Inc., The Coastal Corpora-tion, Columbia Gas Systems, Inc., Consolidated Natural Gas Company, El Paso Natural Gas Company(/1/), Enron Corporation, Panhandle Eastern Corporation, Sonat, Inc., Williams Companies, Inc. and Transco Energy Company. The returns are calculated as if $100 were invested in each of Transco Energy Company, the S&P 500 Index companies and the Industry Peer Group on December 31, 1988 and includes reinvestment of dividends. Investment in the Industry Peer Group is weighted based upon total market capitalization of each company at the begin-ning of each year.
         COMPARISONS OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURNS
    TRANSCO ENERGY COMPANY, S&P 500 INDEX, AND AN INDUSTRY PEER GROUP INDEX

                             [GRAPH APPEARS HERE]

Measurement period              ________     ________    ___________________
(Fiscal year Covered)           TRANSCO      S&P 500     INDUSTRY PEER GROUP
- ---------------------           --------     --------    -------------------
Measurement PT -
12/31/88                        $100.00      $100.00           $100.00

FYE 12/31/89                    $141.33      $131.59           $146.14
FYE 12/31/90                    $ 97.60      $127.49           $122.14
FYE 12/31/91                    $ 60.15      $166.17           $111.10
FYE 12/31/92                    $ 47.04      $178.81           $139.32
FYE 12/31/93                    $ 48.57      $196.75           $168.78



(1) Burlington Resources divested its subsidiary El Paso Natural Gas Company in June 1992. For the purposes of this presentation, all investment in Burlington Resources stock was deemed to have been sold on June 1, 1992 and the proceeds were deemed to be reinvested in El Paso stock on the same date.

TERMINATION AND SEVERANCE AGREEMENTS.

The Company has entered into a Termination Agreement with Mr. DesBarres. This Agreement provides that if a "change in control," as defined, occurs and Mr. DesBarres' employment with the Company terminates within five years after the change in control and prior to his 65th birthday, the Company will pay him, as a termination payment, a lump sum equal to his annual salary, estimated bonus amounts and the value of certain benefits under the Company's benefit plans and programs which would have accrued during a period of up to five years af-ter the change in control, subject to certain adjustments and offsets, includ-ing an offset relating to salary earned with a subsequent employer. Mr. DesBarres has also entered into a Severance Agreement which provides benefits similar to the Termination Agreement for the period from the date of termina-tion and ending September 1996, but is not conditioned upon the occurrence of a change in control of the Company. The Severance Agreement terminates in Sep-tember 1996, unless extended by mutual agreement.

Mr. Best has entered into a Severance Agreement with provisions similar to those described for Mr. DesBarres above, except that the Severance Agreement provides, upon termination of employment by the Company, for the payment by the Company of a lump sum equal to Mr. Best's annual base salary, estimated bonus amounts and the value of certain benefits under the Company's employee benefit plans and programs which would have accrued during a period of up to three years after termination, subject to certain adjustments and offsets, including an offset relating to salary earned with a subsequent employer.

Messrs. Dagley, Spencer and Varner have entered into Severance Agreements with provisions similar to those described above for Mr. Best, except that the Agreements provide for the payment by the Company of benefits which would have accrued during a one-year period after termination and the payment of the annual base salary amount is to be paid in semi-monthly installments for twelve months.

Messrs. Dagley, Spencer and Varner have also entered into Termination Agree-ments with provisions similar to those described above for Mr. DesBarres, ex-cept that each shall be entitled to receive, upon termination within three years after a change in control, a lump sum amount equal to the sum of annual base salary, estimated bonus amounts and the value of certain benefits under the Company's employee benefit plans and programs which would have accrued during a period of up to three years after the change in control, subject to certain adjustments and offsets, including an offset relating to salary earned with a subsequent employer.

- -------------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
- -------------------------------------------------------------------------------

The Compensation Committee (the "Committee") of the Board of Directors is com-prised of three directors who are neither officers nor employees of the Compa-ny. The principal functions of the Committee are set forth above under the heading "Committees of the Board." The Committee has submitted the following report to stockholders on executive compensation:

COMPENSATION PHILOSOPHY

In 1993, the recommendations of the Company's outside executive compensation consultant were reviewed and the Committee readopted an executive compensation philosophy, relative to the Company's executive offi-cers, that is comprised of the following key principles:

. Compensation is to be motivational and reinforce the execution of business strategy and the achievement of key financial and operating objectives, and ultimately the enhancement of stockholder value. To this end, the compensa-tion program has been focused on shifting the balance from fixed pay to variable pay which is contingent on Company performance, with Company execu-tives having the opportunity to receive above average total compensation if the Company's performance is above average and below average total compensa-tion if the Company's performance is below average, when compared to its in-dustry peers.

. Levels of compensation are to be structured to reflect the level of job re-sponsibility, individual performance and industry peer comparisons.

. Executive compensation is to be competitive, so as to support the Company's ability to attract and retain qualified executives and be reasonably flexi-ble to allow the Company to be responsive to changing business conditions.

. An important goal of the program is to increase stock ownership by Company executives, thus aligning the interests of executives with those of stockholders.

The Committee is in the process of reviewing the effect on the Company's com-pensation program of new Internal Revenue Code Section 162(m), which disallows tax deductions for certain executive compensation in excess of $1 million per year per individual, unless it qualifies for an exception for "performance-based compensation." The Amended and Restated 1991 Incentive Stock Plan (the "Plan"), for which stockholder approval is being requested pursuant to Proposal 3, includes certain provisions, including a limitation on the number of stock options that can be granted to any individual in a given five-year period, that are intended to help ensure that options under the Plan qualify for this exception. Moreover, to help ensure that all Restricted Stock and Restricted Stock Units awarded pursuant to the Plan during 1994 are also eligible for the exception, such awards are contingent upon the achievement of objective perfor-mance goals, and stockholder approval of such performance goals. The Committee expects that the Company will seek such approval at the 1995 Annual Meeting of Stockholders. Because the regulations proposed by the Internal Revenue Service relating to Section 162(m) are not final, it is not certain that all awards un-der the Plan will qualify for the exception. Moreover, the Committee may make awards and provide for other compensation that may not be fully deductible un-der Section 162(m), if it determines that such actions would be in the best in-terests of the Company.

PEER COMPANIES AND COMPARATIVE DATA

The Company uses an industry peer group to serve as a benchmark for competitive pay levels and compensation practices for executive officers. The formal indus-try peer group consists of ten companies (including Transco) which are engaged primarily in the natural gas transmission business. These industry peers (the "Industry Peer Group") are the same companies for which cumulative total return is tracked in the Performance Graph contained in this Proxy Statement. The com-position of this group is reviewed periodically by the Committee to ensure its appropriateness. The Committee also reviews compensation data from a wider group of companies in the natural gas industry because these additional companies compete with the Company in the employment market for ex-ecutives.

EXECUTIVE COMPENSATION COMPONENTS

Base Salary. Base salaries are administered within salary grades and ranges as-signed to each executive that were determined through the use of a nationally recognized formal job evaluation program. Salary ranges represent the competi-tive base salary practice for similar positions in the natural gas industry, including the Industry Peer Group, and are focused around the fiftieth percen-tile. In establishing salary levels against this range, the Committee primarily considers salary and bonus levels of its competitors. However, in establishing the salary level of the Chief Executive Officer, the entire compensation pack-age of the Chief Executive Officer is considered. Committee decisions to adjust base salary generally take into consideration the executive's individual per-formance, tenure, and position within the salary range, as well as external comparative data.

In September 1993, the Committee, with the assistance of its outside compensa-tion consultant, reviewed the salary range for the Chief Executive Officer po-sition established by the Company through its formal job evaluation system and an analysis of comparative company data. The Committee determined that Mr. DesBarres' total compensation package was reasonably competitive as compared to chief executive officers of the Industry Peer Group, given the companies' rela-tive size and performance. Consequently, the Committee decided no major changes in Mr. DesBarres' base salary were necessary based on the competitive data.

Annual Incentives. Annual Incentives are administered under the Transco Incen-tive Compensation Plan (the "Incentive Compensation Plan"). All key employees, including the Named Executive Officers, participate in the Incentive Compensa-tion Plan. Target awards under the Incentive Compensation Plan are established at the beginning of each fiscal year and are expressed as a percentage of base salary. These target awards are based upon the Committee's assessment of the executive officer's job responsibilities and expected future contributions as well as external comparative data. Performance goals are determined by the Com-mittee at the beginning of each fiscal year and are based upon the Company's financial and operating plan approved by the Board of Directors. After the close of each year, the Committee determines the achievement by the Company and its major subsidiary units of their respective performance goals and, in its sole discretion, approves general funding of the Incentive Compensation Plan if, in its opinion, Company performance warrants. The Committee then further reviews the individual performance of the executive officers and determines in-dividual awards based on each individual executive's performance.

Because Transco Energy Ventures Company ("TEVCO") was focused on developing new ventures and emerging technologies, annual incentives for Mr. Chiste and other TEVCO executives were also administered under the TEVCO Incentive Plan, which was designed to reward the value-building entrepreneurial goals pivotal to the success of start-up businesses. The TEVCO Plan was developed with the help of an outside executive compensation consultant and was sharply focused on the achievement of specific stated goals relating to asset appreciation. As a re-sult of his participation in the TEVCO Plan, Mr. Chiste participated in the Incentive Compensation Plan on a significantly reduced basis. Amounts paid to Mr. Chiste in 1993 included certain performance-based incentive pay-ments, including payments under the TEVCO Plan, reflecting the value received on the sale by the Company, in September 1993, of TEVCO. As a result of and concurrent with the sale, Mr. Chiste terminated his employment with the Compa-ny.

In evaluating the performance and granting of incentive awards for 1993 for the Company's Named Executive Officers, including the Chief Executive Officer, the Committee placed great emphasis on the strong operating performance of the Company's gas pipeline businesses. Gas pipeline operating performance was given more weight in the Committee's final analysis than any other factor. The Com-mittee also considered other factors, including the Company's overall achieve-ment of its performance objectives and the Company's success in resolving a number of its remaining contingency items, completing the sale of Transco En-ergy Ventures Company, renegotiating existing revolving credit facilities and exchanging a new series of preferred stock for the Company's 9.25% Cumulative Convertible Preferred Stock. In January 1994, Mr. DesBarres was granted an an-nual incentive of $275,000 under the provisions of the Incentive Compensation Plan in recognition of the Company's performance and his contribution during 1993. Under his leadership, the Company achieved or exceeded many of its finan-cial and strategic objectives and as a result, the amount of Mr. DesBarres' fi-nal award was more than the target incentive award established for the Chief Executive Officer at the beginning of the year. However, Mr. DesBarres' total cash compensation was appropriately positioned as compared to the Industry Peer Group, in keeping with the Committee's general compensation philosophy.

Long-term Incentives. Long-term incentives are administered by the Committee under the 1983 Incentive Plan and the 1991 Incentive Plan, both of which have been approved by stockholders. The 1983 Plan terminated as to future grants on December 31, 1993. Since 1990, the Committee has placed greater emphasis on the use of stock-based long-term incentive compensation and conditioning the vesting of such awards on the achievement of financial returns to stockholders. The granting of stock options and performance-based Restricted Stock is de-signed to better align the interests of the Company's executive officers with those of its stockholders.

 A. Stock Options.

Stock option grants are made to the executive group periodically at 100% of fair market value on the date of the grant. Such stock options have a ten-year term and vest at a rate of 25% annually. The number of options granted is based upon grant guidelines recommended by an outside executive compensation consul-tant and are designed to be competitive at the median in accordance with gen-eral industry practice. These guidelines set forth a target range of stock op-tions to be granted to each executive position within the Company. The Commit-tee periodically reviews the number of stock options held by each executive of-ficer and makes additional grants, if appropriate, due to factors such as the executive's expected future contributions, the assumption of additional job re-sponsibilities and/or the Committee's assessment of an executive's individual performance. In 1991, the Committee granted certain of the Named Executive Of-ficers, including the Chief Executive Officer, stock options designed to be equivalent to what they would have re-ceived over a three-year period under the Company's normal practice. As a re-sult, certain Named Executive Officers, including the Chief Executive Officer, were not granted stock options in 1992 or 1993.

 B.  Restricted Stock.

Performance-based Restricted Stock is granted annually to the executive group and is earned or forfeited three years later based upon Company performance. These shares are issued in conjunction with a grant of Restricted Stock Units which entitles the grantee to be issued additional shares of stock in the event the Company exceeds the performance criterion on which the vesting of the cor-responding grant of Restricted Stock is based. The number of Restricted Stock Units granted equals 50% of the number of Restricted Stock shares granted. Re-stricted Stock shares are issued in the name of the executive officer and are held in escrow until the achievement of the performance criterion. During the restriction period, the executive is entitled to receive dividends and to vote the Restricted Stock shares. The performance criterion is based solely on the Company's ranking with respect to total shareholder return (stock appreciation plus dividends) relative to the Industry Peer Group during the three-year per-formance period . For example, if, at the end of the performance period, the Company's total shareholder return as compared to the Industry Peer Group ranks
(a) number one, the executive would vest in 100% of his Restricted Stock shares and would be issued one share of Common Stock for each Restricted Stock Unit held, (b) number four, the executive would vest in 100% of his Restricted Stock shares and receive no award related to the Restricted Stock Units, or (c) num-ber ten, the executive would receive no award, forfeiting all of his or her Re-stricted Stock shares and Restricted Stock Units. The size of each Restricted Stock and Restricted Stock Unit award granted to each executive officer is based upon grant guidelines recommended by an outside executive compensation consultant and the Committee's assessment of such executive's past accomplish-ments, the executive's expected future contributions to the Company's long-term success and external comparative data. Generally, the amount of an executive's grant of performance-based Restricted Stock approximates the number of shares of Common Stock having a market value on the first day of the Performance Pe-riod equal to a percentage of the executive's base salary. The Committee deter-mines the percentage after having reviewed recommendations of the consultant. This percentage ranges from thirty to fifty percent of salary.

In accordance with the Company's annual grant program, in January 1993, Mr. DesBarres was granted 18,350 shares of performance-based Restricted Stock and 9,175 corresponding Restricted Stock Units for the Performance Period beginning on January 4, 1993 and ending on December 31, 1995. The amount of the grant ap-proximated fifty percent of Mr. DesBarres' base salary based upon the price of the Company's Common Stock on the first day of the Performance Period.

CONCLUSION

The Committee, acting on behalf of the Board of Directors and, by extension, the stockholders, is responsible for overseeing the compensation program for the Company's executive officers and other key employees. The program currently in place is structured in a manner which is competitive, motivational and is designed to align the executive's interests with those of the Company's stock-holders. The program emphasizes increased performance-based compensation, stock price growth (both absolutely and relative to the Industry Peer Group) and greater ownership of the Company's stock by executives. The Committee believes it is in the stockholders' interest to compensate the executives above average when their performance meets or exceeds high standards set by the Committee in terms of the Company's own performance and relative to the Industry Peer Group, so long as there is a comparable downside risk to compensation when performance falls short of high standards. The Committee believes the Company's current ex-ecutive compensation program meets these requirements and is deserving of stockholder support.

The Committee has reviewed, and has had its outside executive compensation con-sultant review, the Amended and Restated 1991 Incentive Stock Plan outlined in Proposal 3 in this Proxy Statement. Based upon that review, the Committee has unanimously approved and urges stockholders to vote FOR Proposal 3, approval of the Amended and Restated 1991 Incentive Stock Plan. The Committee believes that the proposed changes to the Plan will facilitate the Committee's achievement of its compensation goals consistent with the philosophy outlined in this report.

                Respectfully submitted:

                J. David Grissom, Chairman
                Gordon F. Ahalt
                Frederick H. Schultz
March 9, 1994

- ------------------------
RELATED TRANSACTIONS
- ------------------------

In November 1993, the Company completed the sale of 2.5 million shares of a newly issued convertible preferred stock for $125 million. The Company used the proceeds from the sale to fund the repurchase of all of the issued and outstanding shares of the Company's 9.25% Convertible Preferred Stock held by Corporate Partners, L.P. ("CP"), Corporate Offshore Partners, L.P. ("Offshore") and the State Board of Administration of Florida ("SBA"). Corporate Advisors, L.P. ("Corporate Advisors"), an affiliate of Lazard Freres & Co., ("Lazard"), is the general partner of CP and Offshore and serves as investment manager over a certain custody account for the SBA. Lester Pollack, who was a Director of the Company until February 28, 1994, is the Managing Director of Corporate Advisors.

Lazard serves as an investment manager for certain funds in the Company's retirement plan and received normal investment management fees for its services in this regard in the amount of $66,180 in 1993.

Lazard also has provided investment banking services in connection with the issuance of debt securities of the Company and received the normal investment banking fees for its services, which totalled $576,693 in 1993.

Mr. Pollack is also a general partner of Lazard. The amount of the above-described fees was determined by the officers of the Company and/or its subsidiaries, as applicable, and the officers of Lazard in arm's-length negotiations. Mr. Pollack has not been involved in a direct or oversight capacity in connection with Lazard's services to the Company.

- ----------------
OTHER BUSINESS
- ----------------

It is not anticipated that there will be presented at the meeting any business other than the election of directors, the approval of the appointment of inde-pendent auditors and adoption of the Company's Amended and Restated 1991 Incen-tive Stock Plan. If any other matters requiring the vote of the stockholders properly come before the meeting, including the question of adjournment, the persons named in the accompanying proxy will vote on such matters according to their best judgment.

- ----------------------------
OUTSTANDING VOTING STOCK
- ----------------------------

At March 23, 1994, the record date for voting at the 1994 Annual Meeting of Stockholders, 40,941,132 shares of Common Stock were outstanding, entitling the registered holders thereof on such date to one vote per share at the meeting. The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of stock entitled to vote at the meeting is necessary to constitute a quorum at the annual meeting of stockholders or any adjournment(s) or postponement(s) thereof. The affirmative vote of the holders of a majority of the Company's voting stock present in person or by proxy and entitled to vote at the annual meeting of stockholders at which a quorum is present is re-quired for the election of directors and for the approval of the independent auditors. The affirmative vote of the holders of a majority of the Company's outstanding voting stock is required for the approval of the Amended and Re-stated 1991 Incentive Stock Plan. Votes cast by proxy or in person at the An-nual Meeting will be tabulated by the election inspectors appointed for the meeting. Abstentions and broker non-votes (as hereafter defined) will be counted as present by the elec-tion inspectors for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the Annual Meeting, the election inspectors will treat shares held by a stockholder who abstains from voting as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stock-holder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter, and, thus, a broker non-vote or the withholding of a proxy's au-thority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of the Company's Common Stock represented at the meeting in person or by proxy by a broker or nominee, where such broker or nom-inee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on such matter.

PRINCIPAL SECURITY OWNERSHIP

The following identifies all persons known to the Company, as of March 23,
1994, the record date for the Annual Meeting, to be beneficial owners of more than 5% of any class of the Company's voting securities.
- --------------------------------------------------------------------------------

                                                   AMOUNT AND
                                                   NATURE OF       PERCENT OF
TITLE OF       NAME AND ADDRESS OF BENEFICIAL      BENEFICIAL      OUTSTANDING
CLASS:         OWNER                               OWNERSHIP          CLASS
- --------       ------------------------------      ----------      -----------
Common Stock:  The Bank of New York, as Trustee    3,900,018(/1/)     9.53%
                for the TRAN$TOCK Plan
                Master Trust/Master
                Custody Division
                One Wall Street, 8th Floor
                New York, New York 10286
               The Prudential Insurance Company of 2,419,909(/2/)     5.91%
                New York
                Prudential Plaza
                Newark, New Jersey 07102-3777
               Sasco Capital, Incorporated         2,689,300(/3/)     6.57%
                10 Sasco Hill Road
                Fairfield, CT 06430

- --------------------------------------------------------------------------------
(1) Pursuant to the TRAN$TOCK Plan, the Bank of New York, as Trustee, does not have voting power over these shares. Voting power is held by the TRAN$TOCK Plan participants.
(2) According to a Schedule 13G filed with the Securities and Exchange
    Commission (the "SEC") by The Prudential Insurance Company of America ("Prudential"), as of December 31, 1993, Prudential had sole voting and dispositive power over 51,454 shares of the Company's Common Stock, shared voting power over 2,355,512 shares and shared dispositive power over 2,362,912 shares.
(3) According to a Schedule 13G filed with the SEC by Sasco Capital,
    Incorporated ("Sasco"), as of February 3, 1994, Sasco had sole voting power over 1,525,100 shares of the Company's Common Stock and sole dispositive power over 2,689,300 shares of the Company's Common Stock. Sasco has no shared powers with respect to any other shares of Transco Energy Company.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following sets forth, as to the Common Stock of the Company, the number of such securities held by each Director, each of the Named Executive Officers and the Directors and executive officers of the Company as a group. None of the Company's Directors and executive officers own any of the Company's Cumulative Convertible Preferred Stock, $3.50 Series.
- --------------------------------------------------------------------------------

                                                        AMOUNT AND
                                                        NATURE OF
                                                        BENEFICIAL
                                                        OWNERSHIP      PERCENT
                                                          AS OF          OF
   NAME                                               MARCH 23, 1994    CLASS
   ----                                               --------------   -------
  Directors
Gordon F. Ahalt.....................................      10,000(/1/)      *
Benjamin F. Bailar..................................      10,000(/1/)      *
John P. DesBarres...................................     200,756(/2/)      *
Robert W. Fri.......................................       9,102(/1/)      *
J. David Grissom....................................      10,000(/1/)      *
William H. Luers....................................       9,300(/1/)      *
Frederick H. Schultz................................       9,000(/1/)      *
  Named Executive Officers
Robert W. Best......................................      99,092(/3/)      *
Larry J. Dagley.....................................      86,733(/4/)      *
Thomas W. Spencer...................................      50,038(/5/)      *
David E. Varner.....................................      86,156(/6/)      *
Robert M. Chiste....................................      45,529(/7/)      *

- ---------

Directors and executive officers as a group (14 per-
 sons)..............................................     566,839(/8/)   1.39%

- --------------------------------------------------------------------------------
(1) Includes 9,000 shares covered by outstanding options granted under the Company's 1983 Incentive Plan or 1991 Incentive Plan which are currently exercisable or are exercisable within 60 days from the record date, March
    23, 1994.
(2) Includes 67,750 shares of Restricted Stock granted under the Company's 1991 Incentive Plan over which Mr. DesBarres has voting power, but does not have investment power; 2,060 shares held in the Company's TRAN$TOCK Plan over which Mr. DesBarres has voting power but does not have investment power;
    and 46,900 shares covered by outstanding options granted under the Company's 1991 Incentive Plan which are currently exercisable or are exercisable within 60 days of March 23, 1994. Mr. DesBarres is also Chief Executive Officer of the Company.
(3) Includes 31,850 shares of Restricted Stock over which Mr. Best has voting power but does not have investment power and 43,600 shares covered by outstanding options which are currently exercisable or are exercisable within 60 days of March 23, 1994.

(4) Includes 17,575 shares of Restricted Stock over which Mr. Dagley has voting power but does not have investment power; 5,983 shares held in the
    Company's TRAN$TOCK Plan over which Mr. Dagley has voting power but does not have investment power; and 32,758 shares covered by outstanding options which are currently exercisable or are exercisable within 60 days of March
    23, 1994.
(5) Includes 4,916 shares held in the Company's TRAN$TOCK Plan over which Mr. Spencer has voting power but does not have investment power; and 41,787 shares covered by outstanding options which are currently exercisable. Mr. Spencer retired from the Company on January 1, 1994.
(6) Includes 16,450 shares of Restricted Stock over which Mr. Varner has voting power but does not have investment power; 6,961 shares held in the
    Company's TRAN$TOCK Plan over which Mr. Varner has voting power but does not have investment power; and 48,650 shares covered by outstanding options which are currently exercisable or are exercisable within 60 days of March
    23, 1994.
(7) Includes 6,152 shares held in the Company's TRAN$TOCK Plan over which Mr. Chiste has voting power but does not have investment power; and 34,627 shares covered by outstanding options which are currently exercisable. Mr. Chiste terminated his employment with the Company in September 1993 as a result of the sale of Transco Energy Ventures Company.
(8) Includes 137,825 shares of Restricted Stock over which the executive officers including the Named Executive Officers have voting power but not investment power; 15,004 shares held in the Company's TRAN$TOCK Plan over which the executive officers have voting power but not investment power;
    and 230,283 shares owned by directors and executive officers covered by outstanding options which are currently exercisable or are exercisable within 60 days of March 23, 1994. Stock held by Messrs. Chiste and Spencer, who are no longer with the Company, is excluded from this total.
 * Represents less than 1% of the Class of Common Stock.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
VOTING OF THE PROXY
- --------------------------------------------------------------------------------

Unless a stockholder designates otherwise, it is intended that the accompanying proxy will be voted for the two nominees for election to the Board of Directors, for the appointment of Arthur Andersen & Co. as the Company's independent auditors for 1994 and for the approval of the Amended and Restated 1991 Incentive Stock Plan. A proxy may be revoked at any time prior to its use by written notice to the Secretary of the Company, by a later dated proxy or by voting in person at the meeting. Although the Board of Directors does not contemplate that any of the nominees named will be unavailable for election, in the event of a vacancy in the slate of nominees, it is presently intended that the proxy will be voted for the election of a nominee who will be selected by the Board of Directors or the total number of directors on the Board of Directors will be reduced to eliminate any such vacancy.

- --------------------------------------------------------------------------------
STOCKHOLDER PROPOSALS
- --------------------------------------------------------------------------------

In order to be considered for inclusion in the Company's proxy statement relat-ing to the 1995 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company no later than December 2, 1994.

- --------------------------------------------------------------------------------
COST OF SOLICITATION
- --------------------------------------------------------------------------------

The cost of soliciting proxies will be borne by the Company. In addition to so-licitation by mail, the Company will request banks, brokers and other custodi-ans, nominees and fiduciaries to send proxy material to the beneficial owners of shares of Common Stock of the Company, and they will be reimbursed by the Company for postage and clerical expenses. The Company has retained Kissel-Blake, Inc. to assist in solicitation for an estimated fee of $7,500 plus cer-tain expenses. Officers and regular employees of the Company may solicit prox-ies personally or by telephone or telegram from some stockholders if proxies are not received promptly.

- --------------------------------------------------------------------------------
ATTENDANCE AT ANNUAL MEETING
- --------------------------------------------------------------------------------

PLEASE NOTE THAT THE 1994 ANNUAL MEETING WILL BE HELD IN OWENSBORO, KENTUCKY. ANY STOCKHOLDER DESIRING TO ATTEND THE MEETING IN PERSON SHOULD MARK HIS OR HER PROXY IN THE SPACE PROVIDED. AN ADMISSION TICKET WILL BE MAILED IN ADVANCE OF THE ANNUAL MEETING TO STOCKHOLDERS WHO SIGNIFY THEIR INTENTION TO ATTEND THE MEETING BY SO MARKING THE PROXY CARD.

                                                                   April 1, 1994

                                                                       EXHIBIT A

                             TRANSCO ENERGY COMPANY

                              AMENDED AND RESTATED

                           1991 INCENTIVE STOCK PLAN


1. PURPOSE

  The purpose of the Transco Energy Company Amended and Restated 1991 Incentive Stock Plan (the "Plan") is to advance the interests of Transco Energy Company ("Transco" or the "Company") and its Affiliates by providing incentive awards and stock ownership opportunities to employees of the Company (including officers and directors who are employees) who contribute significantly to the performance of Transco and its Affiliates. In addition, the Plan provides stock ownership opportunities to the members of the Board of Directors of Transco who are not employees of Transco and its Affiliates ("Directors"). The Plan is intended to enhance the ability of Transco and its Affiliates to attract and retain individuals of superior ability and to motivate such employees and Directors to exert their best efforts on behalf of the Company and its Affiliates and thereby increase stockholder value.

  For purposes of the Plan, an Affiliate shall be any corporation or other entity in which Transco has a direct or indirect ownership interest of 20% or more of the total combined voting power of all classes of stock or ownership interests in such corporation or entity, which meets the definition of "subsidiary" as defined in Rule 405 promulgated under the Securities Act of 1933, and which shall be designated an Affiliate by the Committee.

2. ADMINISTRATION AND INTERPRETATION

  a. Administration. The Plan shall be administered by a committee (the "Committee") consisting of not less than two members of the Board of Directors of Transco appointed by and serving at the pleasure of the Board, provided that each member shall be (i) a disinterested person within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as such rule or its equivalent is in effect from time to time and (ii) an "outside director," as defined in Internal Revenue Code (the "Code") Section 162(m) and the regulations promulgated thereunder or their equivalent as in effect from time to time. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at a meeting at which a quorum is present or the acts of a majority of the members evidenced in writing shall be the acts of the Committee.

  Except as provided in Sections 5f and 7d hereof, the Committee shall have the full and exclusive right to make all grants and awards under the Plan. In making grants and awards, the

Committee shall take into consideration the contribution the individual has made or may make to the success of Transco or its Affiliates and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from the Chief Executive Officer and other officers and employees of Transco and its Affiliates with regard to these matters. In no event shall any individual participating in the Plan, his or her legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan or in any award or grant made hereunder in the manner and to the extent it shall deem desirable.

  The Committee may from time to time, with respect to grants and awards under the Plan, prescribe such terms and conditions as it deems appropriate, including, without limitation, causing grants and awards to be subject to the achievement of such specific goals as may be established by the Committee from time to time, provided that such terms and conditions are not more favorable to a Participant than those expressly set forth in the Plan.

  The day-to-day administration of the Plan may be carried out by such officers and employees of Transco or its Affiliates as shall be designated from time to time by the Committee.

  b. Interpretation. The Committee may prescribe, amend and rescind rules and regulations for administration of the Plan and shall have full power and authority to construe and interpret the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any grant or award under the Plan and any determination by the Committee under any provision of the Plan or any such grant or award shall be final and conclusive on all persons, including, Transco, its Affiliates and all persons participating in the Plan for all purposes.

  c. Limitation on Liability. Neither the Committee nor any member thereof, nor any other person performing ministerial or other duties under the Plan on behalf of the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee and such other persons shall be entitled to indemnification and reimbursement by Transco in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any insurance coverage that may be in effect from time to time.

3. SHARES SUBJECT TO AWARDS UNDER THE PLAN

  a. Limitation on Number of Shares. The shares subject to grants of Options and Stock Appreciation Rights (as defined in Section 5 hereof), the shares subject to awards of Restricted Stock and Restricted Stock Units (as defined in Section 6 hereof) and the shares authorized for issuance in payment of Deferred Stock Units (as defined in Section 7 hereof) shall be shares of Transco's authorized but unissued common stock, par value $.50 per share ("Common Stock"), and shares of such Common Stock that are issued but not outstanding and are held as treasury stock by Transco. Subject to adjustment as hereinafter provided, the aggregate number of shares of Common Stock (i) as to which Options and Stock Appreciation Rights may be granted under the Plan, (ii) that may be subject to awards of Restricted Stock, and (iii) that may be distributed in payment of Restricted Stock Units and Deferred Stock Units shall not exceed 3,250,000 shares; provided, however, that of such shares the aggregate number of shares of Common Stock that may be subject to awards of Restricted Stock and that may be distributed in payment of Restricted Stock Units and Deferred Stock Units shall not exceed 1,137,500 shares.

  Shares of Common Stock ceasing to be subject to an Option, Stock Appreciation Right, Restricted Stock Unit or Deferred Stock Unit because of the exercise of such Option or Stock Appreciation Right when exercised for shares of Common Stock or because a Restricted Stock Unit or Deferred Stock Unit is paid in shares of Common Stock, or shares of Restricted Stock as to which all restrictions have been removed, shall no longer be subject to any further grant, award or payment under the Plan. If any outstanding Option or Stock Appreciation Right, in whole or in part, expires or terminates unexercised or is cancelled or any Stock Appreciation Right is exercised for cash or any Restricted Stock Unit or Deferred Stock Unit, in whole or in part, expires or is terminated or forfeited for any reason, the shares of Common Stock allocable to the unexercised, terminated, cancelled or forfeited portion of such Option, Stock Appreciation Right, Restricted Stock Unit or Deferred Stock Unit award may again be made the subject of grants, awards or payments under the Plan. Terminated or forfeited Restricted Stock may not be made the subject of grants, awards or payments under the Plan, unless by order, rule, decision or interpretation of the Securities and Exchange Commission or court of competent jurisdiction or under applicable law such terminated or forfeited Restricted Stock may be made the subject of further grants, awards or payments under the Plan without jeopardizing the status of the Plan or such grants, awards or payments under Rule 16b-3 promulgated under the 1934 Act.

  b. Adjustments of Aggregate Number of Shares. The aggregate number of shares of Common Stock stated in Section 3a shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of Section 8 hereof. In the event of a change in the Common Stock of Transco that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

4. ELIGIBILITY

  The individuals who shall be eligible to receive Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Deferred Stock Units under the Plan shall be such employees (including officers and directors who are employees) of Transco or of any Affiliate as the Committee from time to time shall determine. Directors shall only be eligible to receive Options and Deferred Stock Units as provided in Sections 5f and 7d hereof. Such employees and Directors shall hereafter be referred to collectively as "Participants" and individually as a "Participant."

5. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  a. Grants of Options.

    (1) In General. Stock options granted under the Plan may be either "Incentive Stock Options" or "Non-qualified Stock Options" (both as defined below and collectively referred to as "Options"). Options granted under the Plan shall be of such type, for such number of shares of Common Stock and subject to such terms and conditions as the Committee shall designate. The Committee may grant Non-qualified Stock Options at any time and from time to time before May 8, 2001 to such employees as it shall determine. The Committee may grant Incentive Stock Options at any time and from time to time before March 20, 2001 to such employees as it shall determine. No individual may be granted Options under this Plan during any five year period entitling him or her to receive in the aggregate more than 500,000 shares of Common Stock as adjusted in accordance with the provisions of
  Section 8 hereof.

    (2) Incentive Stock Options. The term "Incentive Stock Option" shall mean an Option, or portion thereof, that is intended to qualify as an incentive stock option under Section 422 of the Code. The aggregate Market Value Per Share (as defined in Section 5c(4) hereof, calculated as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year by any individual under the Plan (and any other incentive stock options that may be issued under any stock option plan that may be maintained by Transco or an Affiliate) may not exceed the sum of $100,000 or such greater or lesser limit which may hereafter be imposed by law. Incentive Stock Options may only be granted to employees of the Company and such Affiliates of the Company in which the Company has direct or indirect ownership of 50% or more of the total combined voting power of all classes of stock.

    (3) Non-qualified Stock Options. The term "Non-qualified Stock Option" shall mean any Option or portion thereof that is not an Incentive Stock Option. Except as specifically provided herein, the provisions of this Plan shall apply in the same manner to Incentive Stock Options and to Non-qualified Stock Options.

  b. Grants of Stock Appreciation Rights.

    (1) In General. The term "Stock Appreciation Right" or "SAR" shall mean the right to receive from Transco an amount equal to the Market Value Per Share on the exercise date, minus the Market Value Per Share on the date of grant (or, in the discretion of the Committee, the Market Value Per Share on the date of the grant of the Option to which the SAR relates if the SAR is attached to an Option after the Option has been granted), multiplied by the total number of shares of Common Stock for which the SAR is exercised. The amount payable by Transco upon the exercise of an SAR may be paid in cash or in shares of Common Stock or in any combination thereof as the Committee in its sole discretion shall determine, but no fractional shares shall be issuable pursuant to any SAR. The Committee may grant SARs to employees at any time and from time to time before May 8, 2001. SARs may be granted independently of or in conjunction with an Option granted under the Plan. In the case of a Non-qualified Stock Option, such rights may be granted either at or after the time of grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Option. In the case of an SAR granted with a related Option, the SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

    (2) Limitations on SARs. Each SAR granted hereunder shall be exercisable only upon the consent of the Committee.

  c. Terms of Options and SARs. Options and SARs granted pursuant to this Plan shall be evidenced by stock option (and/or, if applicable, SAR) agreements (referred to herein as an "agreement") that shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with this Plan, as the Committee shall deem advisable.

    (1) Payment of Option Exercise Price. Upon exercise of an Option, the full option purchase price for the shares with respect to which the Option is being exercised shall be payable to Transco (i) in cash or by check payable and acceptable to Transco, or (ii) subject to the approval of the Committee, (a) by tendering to Transco such number of shares of Common Stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full option purchase price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option purchase price as provided in (i) above (provided that the Committee may, upon confirming that the optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise), (b) by the optionee delivering to Transco a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to Transco cash or a check payable and acceptable to Transco to pay the option purchase price, or (c) by the withholding of shares that otherwise would be issued upon the exercise having an aggregate Market Value Per Share as of the date of exercise equal to the full option purchase price; provided that in the event the optionee chooses to pay the option purchase price as provided in (ii)(b) above, the optionee and the broker shall comply with such procedures and enter into such indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

    (2) Number of Shares. Each agreement shall state the total number of shares of Common Stock that are subject to the Option and/or, if applicable, SAR.

    (3) Exercise Price. The exercise price for each Option and SAR shall be fixed by the Committee at the date of grant, but in no event may such exercise price per share be less than the Market Value Per Share (as defined below) on the date of the grant of the Option or SAR, except as provided in 5b(1).

    (4) Market Value Per Share. The Market Value Per Share as of any particular date shall be determined by any fair and reasonable means selected by the Committee, which may include, if the Common Stock is listed for trading on the New York Stock Exchange, the closing price on such date quoted in Network A of the consolidated transaction reporting system, which is published in The Wall Street Journal reports of New York Stock Exchange-- Composite Transactions, or if no trade of the Common Stock shall have been reported for such date, the closing price quoted in Network A of the consolidated transaction reporting system, which is published in The Wall Street Journal reports of the New York Stock Exchange--Composite Transactions for the next day prior thereto on which a trade of the Common Stock was so reported.

    (5) Term. The term of each Option and/or, if applicable, SAR shall be determined by the Committee at the date of grant; provided, however, that each Option and/or, if applicable, SAR shall, notwithstanding anything in the Plan or an agreement to the contrary (including but not limited to any extension of the post-retirement or post-termination exercise period pursuant to subsection (7) below), expire not more than ten years from the date the Option or SAR is granted or, if earlier, the date specified in the agreement with respect to the grant of such Option or SAR.

    (6) Date of Exercise. In the discretion of the Committee, each agreement may contain a provision stating when the Option and/or, if applicable, SAR granted therein may be exercised in whole or in part. The Committee may, however, at any time, in its sole discretion, amend any outstanding Option or SAR to accelerate the time that such Option or SAR shall be exercisable or to provide that the time for exercising such Option or SAR shall be accelerated upon the occurrence of a specified event. Notwithstanding the foregoing, however, no Option or SAR, or any portion thereof, may be exercisable until at least six months after the date of grant of such Option or SAR.

    (7) Termination of Employment. In the event that an individual's employment with Transco and its Affiliates shall terminate for reasons other than (i) retirement pursuant to a retirement plan of Transco or one of its Affiliates ("Retirement"), (ii) disability (as hereafter defined) or
  (iii) death, the individual's Options and/or, if applicable, SARs, shall be exercisable by him or her, subject to subsections (5) and (6) above, only within three months after such termination, and only to the extent the Option and/or, if applicable, SAR, was exercisable immediately prior to such termination of employment; provided, however, that, notwithstanding the foregoing, to the extent the Option and/or, if applicable, SAR, was exercisable immediately prior to such termination of employment, the Committee may, subject to subsections (5) and (6) above, in its discretion, extend such three-month period up to but not to exceed in the aggregate 36 months. "Disability" as used herein shall mean sickness or injury that causes an individual to be unable to perform the duties of his regular job and termination or placement by the Company or its Affiliates of the individual on medical leave of absence pursuant to a disability plan or program sponsored or maintained by the Company or an Affiliate.

    If, however, any termination of employment is due to Retirement or Disability, the individual shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise any Option and/or, if applicable, SAR, at any time within the 36-month period commencing on the day next following such termination of employment to the extent that the individual was entitled to exercise the same on the day immediately prior to such termination; provided, however, if an individual's employment shall terminate due to Retirement but such individual continues to serve on the Board of Directors of the Company, such individual shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise any Option and/or, if applicable, SAR, within 36 months after such individual ceases to serve on the Board of Directors of the Company to the extent that the Option and/or, if applicable, SAR, was exercisable immediately prior to such cessation of service on the Board of Directors. Service on the Board of Directors after termination of employment from the Company shall be credited towards any vesting requirements relating to Options and/or, if applicable, SARs granted while an employee of the Company. Whether any termination of employment is due to Retirement or Disability and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan shall be determined by the Committee.

    If an individual shall die while entitled to exercise an Option and/or, if applicable, SAR, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise the Option and/or, if applicable, SAR, at any time within 12 months from the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death; provided, however, that, notwithstanding the foregoing, to the extent the Option and/or, if applicable, SAR, was exercisable immediately prior to death, the Committee may, subject to subsections (5) and (6) above, in its discretion, extend such twelve-month period up to but not to exceed in the aggregate 36 months.

  d. Effect of Exercise of Options and SARs. The right of an individual to exercise an Option or SAR shall terminate to the extent that such Option or SAR is exercised and, to the extent that an SAR relates to a specific Option, the exercise of the SAR shall terminate a corresponding portion of the related Option and, conversely, to the extent that such optionee exercises the related Option, a corresponding portion of such SAR shall terminate.

  e. Options and SARs Granted by Other Corporations. Notwithstanding anything to the contrary in Section 5c(3) hereof, Options and SARs may be granted under the Plan from time to time in substitution for stock options and stock appreciation rights held by employees of corporations who become employees of Transco or of any Affiliate as a result of a merger or consolidation of the employer corporation with Transco or such Affiliate, or the acquisition by Transco or an Affiliate of the assets of the employer corporation or the acquisition by Transco or an Affiliate of stock of the employer corporation, with the result that such employer corporation becomes an Affiliate.

  f. Options Granted to Directors. Options granted to Directors shall be subject to all provisions and terms of this Plan otherwise applicable thereto, except that notwithstanding such other provisions and terms of this Plan to the contrary, all Options granted to Directors shall be subject and may be granted only pursuant to the following provisions:

    (1) Granting of Awards. Commencing with the Annual Meeting in 1991, each Director shall be granted Options with respect to 1,000 shares of Common Stock effective as of the date of each Annual Meeting at which he or she is elected or continues to serve as a Director. Individuals who become Directors for the first time on or after the 1991 Annual Meeting of Stockholders shall be granted Options with respect to 5,000 shares of Common Stock effective as of the date on which they become a member of the Board of Directors of Transco.

    (2) Type and Terms of Awards. Each Option granted to a Director shall be a Non-qualified Stock Option. All Options granted to Directors shall have an exercise price equal to the Market Value Per Share on the date of grant, shall become exercisable for the first time one year after the date of grant (except as provided by or permitted pursuant to Section 9) and shall have a term of ten years unless earlier terminated as provided in (3) below.

    (3) Termination of Service. In the event that a Director ceases to be a member of the Board of Directors of Transco after five years of service on the Board ("Retirement Date"), Options received by such Director pursuant to this Section 5f shall be exercisable only until the earlier of the tenth anniversary of the date of grant or the third anniversary of such Retirement Date and only to the extent that such Options were exercisable on such Retirement Date. In the event that a Director ceases to be a member of the Board of Directors of Transco prior to completing five years of service on the Board, Options received by such Director pursuant to this
  Section 5f shall be exercisable only until the earlier of the tenth anniversary of the date of grant or the first anniversary of such termination of service and only to the extent that such Options were exercisable on the date of such termination. In the event that a Director shall die while serving as a Director, all Options held by such person for six months or more shall be deemed to be exercisable as of the date of death and such options shall be exercisable until the earlier of the tenth anniversary of the date of grant or the third anniversary of the date of death.

6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

  a. Awards of Restricted Stock and Restricted Stock Units. Awards under this
Section 6 may be made by the Committee at any time and from time to time before May 8, 2001 to such employees as it shall determine. An award may be (i) Common Stock issued contemporaneously with the award subject to such terms, conditions and restrictions for such periods as the Committee may determine ("Restricted Stock"), or (ii) restricted stock units representing shares of Common Stock to be issued to the employee in the future after the satisfaction of the terms, conditions and restrictions of the award set by the Committee at the time of the award ("Restricted Stock Units"). All awards of Restricted Stock and Restricted Stock Units shall be subject to the condition that they and, in the case of Restricted Stock Units, the Common Stock issued in payment thereof, may not be sold, pledged, transferred, assigned or otherwise encumbered or disposed of until at least six months after the date of grant.

  The grantee of Restricted Stock shall be the record owner of such shares and shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

    The shares represented by this certificate have been issued pursuant to the terms of the Transco Energy Company Amended and Restated 1991 Incentive Stock Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered or disposed of in any manner except as is set forth in the Plan
  or the agreement relating to such award dated      .

  After the satisfaction of all of the terms, conditions and restrictions set by the Committee with respect to an award of Restricted Stock, a certificate, without the legend set forth above, for the number of shares that are no longer subject to such terms, conditions and restrictions shall be delivered to the employee. The remaining outstanding unearned shares of Restricted Stock issued with respect to such award, if any, shall either be forfeited and surrendered to Transco or, if appropriate under the terms of the award applicable to such Restricted Stock, shall continue to be subject to the terms, conditions and restrictions set by the Committee. The Committee may, however, at any time, in its sole discretion, amend any outstanding award of Restricted Stock to accelerate the time such award is earned or to provide that the time for earning such award shall be accelerated upon the occurrence of a specified event.

  After the satisfaction of all of the terms, conditions and restrictions set by the Committee with respect to an award of Restricted Stock Units, Transco shall issue to the employee the number of shares earned pursuant to such award. Any remaining portion of Restricted Stock Units which are unearned shall either be cancelled or, if appropriate under the terms of the award applicable to such Restricted Stock Units, shall continue to be subject to the terms, conditions and restrictions set by the Committee. The Committee may, however, at any time, in its sole discretion, amend any outstanding award of Restricted Stock Units to accelerate the time such award is earned or to provide that the time for earning such award shall be accelerated upon the occurrence of a specified event.

  b. Termination of Employment. The delivery of a certificate, without the legend set forth above, for the portion of such award that is no longer subject to such terms, conditions and restrictions set by the Committee is hereinafter referred to as the "payment" of such portion of the award. If the employment with Transco and its Affiliates of an employee to whom an award of Restricted Stock or Restricted Stock Units has been made is terminated for any reason before satisfaction of the terms, conditions and restrictions for the payment of all or a portion of the award, then only such portion of the award, if any, that is payable pursuant to its terms and conditions as of the date of the employee's termination shall be paid and the remaining portion of such award shall be reacquired by Transco or cancelled, as applicable, and all of such employee's rights thereto shall be forfeited; provided, however, upon any termination, regardless of the reason, the Committee may, in its sole discretion, deem the terms and conditions have been met for all or part of such remaining portion.

7. DEFERRED STOCK UNITS.

  a. Deferred Stock Units and Dividend Equivalent Reinvestment. A Deferred Stock Unit shall represent a right to one share of Common Stock. Each time the Company shall declare a dividend on its Common Stock, a corresponding dividend shall be deemed to be credited to each outstanding Deferred Stock Unit and shall be deemed reinvested in additional Deferred Stock Units or fractions thereof at the Market Value Per Share (as defined in Section 5c(4)) of Common Stock on the day on which the dividend is paid. All Deferred Stock Units shall be subject to the condition that they or the Common Stock issued in payment thereof may not be sold, pledged, transferred or assigned or otherwise encumbered or disposed of until at least six months after the date of grant of the Deferred Stock Unit.

  b. Grants. Deferred Stock Units may be awarded by the Committee at any time and from time to time prior to May 8, 2001 and shall be subject to such terms, conditions and restrictions (including but not limited to vesting requirements) for such periods as the Committee may determine.

  c. Voluntary Deferrals.

    (1) Incentive Compensation Deferrals. Subject to the approval by the Committee, any employee may make an irrevocable election to defer the payment of all or a portion of any cash incentive compensation payable by the Company or its Affiliates to such employee as, when and if payable. If an employee has made a deferral election, which has been approved by the Committee, the Committee shall grant to him or her as of the date such incentive compensation was payable, such number of Deferred Stock Units as is equal to the dollar amount of incentive compensation which the employee has elected to defer divided by the Market Value Per Share (as defined in Section 5c(4)) of Common Stock on such date. The employee shall be immediately vested in such Deferred Stock Units. The irrevocable election shall be made at such time prior to the date the incentive compensation is payable as the Committee shall determine. No deferrals may be made after May 8, 2001.

    (2) Restricted Stock and Restricted Stock Unit Deferrals. Subject to approval by the Committee, an employee who has received an award of Restricted Stock or Restricted Stock Units may make an irrevocable election to defer the payment of all or a portion of such award as, when and if such award vests or is payable. If an employee has made a deferral election which has been approved by the Committee, upon surrender to the Company of the

  Restricted Stock and/or Restricted Stock Units to which the election relates, such number of Deferred Stock Units shall be granted to him or her as of the date of the vesting or payment, as applicable, of such Restricted Stock or Restricted Stock Units, as is equal to the number of shares of Common Stock that would have vested and/or been received by the employee on such date. The employee shall be immediately vested in such Deferred Stock Units. The irrevocable election shall be made at such period of time prior to the vesting of such Restricted Stock or payment of such Restricted Stock Units as the Committee shall determine. No deferrals may be made after May 8, 2001.

  d. Deferred Stock Units Granted to Directors. Effective with the 1994 Annual Meeting of Stockholders, each Director shall be granted 2500 Deferred Stock Units in recognition of his past service on the Board of Directors. Commencing with the 1994 Annual Meeting of Stockholders and continuing thereafter during the term of the Plan, each Director shall be granted 500 Deferred Stock Units effective as of the date of each Annual Meeting at which he is elected or continues to serve as a Director. Deferred Stock Units granted to Directors shall vest after completion of five continuous years of service on the Board of Directors; provided, however, that all Deferred Stock Units held by a Director for six months or more shall be fully vested upon the death of a Director.

  e. Payment of Deferred Stock Units. Deferred Stock Units shall be payable only in shares of Common Stock, except for Deferred Stock Units representing fractional shares of Common Stock which will be paid in cash. Payments of vested Deferred Stock Units shall be made only after an employee's employment with the Company or its Affiliates has terminated. Payment shall be made no later than the first day of April in the year next following the employee's termination of employment in the case of Retirement or as soon as practicable following the employee's termination of employment for any other reason; provided, however, that if an individual's employment shall terminate due to Retirement or otherwise but such individual continues to serve on the Board of Directors, payment shall be made as provided for Directors. Payments of vested Deferred Stock Units to a member of the Board of Directors shall be made no later than the April 1 in the year next following the date such Director ceases, for any reason, to be a member of the Board of Directors. All nonvested Deferred Stock Units shall be forfeited upon termination. Service on the Board of Directors after termination of employment from the Company shall be credited towards any vesting requirements relating to Deferred Stock Units granted while an employee of the Company.

8. RECAPITALIZATION

  The aggregate number of shares stated in Section 3a, the number of shares of Common Stock to which each outstanding Option and SAR relates, including
Options granted to Directors under Section 5f hereof, the exercise price in respect of any such Option and SAR, the number of shares of Restricted Stock awarded or outstanding, the number of Restricted Stock Units awarded or outstanding and the number Deferred Stock Units awarded or outstanding, including Deferred Stock Units granted to Directors under Section 7d hereof, may be adjusted in such equitable manner as determined by the Committee, in its sole discretion and without liability to any person, in the event of (i) a subdivision or consolidation of shares of Common Stock or other capital adjustments, (ii) the payment of a stock dividend or a recapitalization, or (iii) a "corporate transaction", as such term is defined in Treasury Regulation 1.425-1(a)(1)(ii), or any other transaction which, in the opinion of the Committee, is similar to a "corporate transaction", as defined by the said Treasury Regulations as in effect on March 1, 1991, including without limitation any spin-off or other distribution to the security holders of the Company of securities or property of the Company or an Affiliate thereof. The Committee may exercise its discretion to make any such adjustments on an optionee-by-optionee (or with respect to SARs, Restricted Stock, Restricted Stock Units, or Deferred Stock Units, employee-by-employee) basis and with respect to all or only some of the Options, SARs, Restricted Stock, Restricted Stock Units or Deferred Stock Units held by an optionee or employee.

9. CHANGE IN CONTROL

  a. Definition. As used in this Plan, a "Change in Control" shall be deemed to have occurred upon, and shall mean (A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934
Act) (an "Acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation the conditions described in clauses
(i), (ii) and (iii) of clause B of this Section 9a are satisfied; or (B) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless immediately following such reorganization, merger or consolidation (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company or any corporation controlled by the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may
be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation. The "Incumbent Board" shall mean individuals who as of May 17, 1994, constitute the Company's Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election, by the Company's stockholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors or (ii) a plan or agreement to replace a majority of the members of the Company's Board of Directors then comprising the Incumbent Board.

  b. Effect of Change in Control. Upon a Change in Control, notwithstanding the terms of this Plan or any agreement to the contrary, any and all outstanding Options and SARs held by the individual for six months or more and not fully vested will vest in full and be immediately exercisable, and any other restrictions on such Options and SARs, including, without limitation, requirements concerning the achievement of specific goals shall terminate. The date on which such accelerated vesting and immediate exercisability shall occur (the "Acceleration Date") shall be on the date of the Change in Control. All Options and SARs not held by an individual for six months or more as of the date of the Change in Control shall expire on the date of the Change in Control; provided, however, that in the discretion of the Committee (which may be exercised before the Change in Control on a prospective basis), Options and SARs which on the date of the Change in Control have been held for less than six months may be determined to vest in full and no longer be subject to any restriction (other than the requirement that the Committee consent to the exercise of an SAR) as of the date they shall have been held for six months and such date shall be the "Acceleration Date" as to such shares.

  Notwithstanding the terms of this Plan or any agreement to the contrary, a holder of an SAR granted under the Plan may, for a period of 30 days following the Acceleration Date (but not to exceed the remaining term of such SAR), elect to exercise an SAR without the consent of the Committee as provided in Section 5 of the Plan. In the event a holder of an SAR elects during such 30-day period (or the remaining term of such SAR, whichever is less) to exercise an SAR, such exercise shall be for cash in an aggregate amount equal to (A) the "Fair Market Value" (as hereinafter defined), less the exercise price of such SAR, times "X", where:

  X = in the event a Change in Control occurs pursuant to any tender offer subject to Section 14(d)(1) of the 1934 Act, or exchange offer subject to the Securities Act of 1933 or any other offer or series of offers to purchase Common Stock for cash or securities of another person ("Tender Offer"), the number of shares subject to the SAR that would have been purchased (or exchanged for the offeror's securities in the event of an exchange offer) by the Acquiring Person (as hereinafter defined) had the optionee tendered all of the shares subject to the SAR in response to the Tender Offer (or accepted the exchange with respect to all of such shares);

plus (B) the difference between the Fair Market Value and the exercise price of the SAR, times the "remaining portion of the SAR" (as defined hereafter), if any. For purposes of the preceding sentence, the "remaining portion of the SAR" shall be defined to mean the number of shares of Common Stock subject to exercise of the SAR, minus "X", as defined above. In the event of the exercise of an SAR in accordance with the terms of this Section 9, which SAR is not in tandem with an Incentive Stock Option, "Fair Market Value" as used in (A) above shall be defined to mean the greater of (i) the highest price per share of the Common Stock (a) offered pursuant to the Tender Offer or (b) paid by the Acquiring Person to effect the Change in Control or (ii) the amount calculated as provided below. "Fair Market Value" for purposes of (ii) of the preceding sentence, for purposes of the exercise of an SAR in tandem with an Incentive Stock Option, and for purposes of (B) above, shall be defined to mean the closing price of the Common Stock quoted in Network A of the consolidated transaction reporting system, which is published in The Wall Street Journal reports of New York Stock Exchange--Composite Transactions for the next day prior to such exercise on which a trade of the Common Stock was so reported, or on any other national securities exchange on which such securities are listed, or the average bid and ask prices of such securities if traded in the over-the-counter market or, if not so listed or traded in the over-the-counter market, at the value determined in accordance with such fair and reasonable means as the Committee shall specify. Any consideration other than cash forming part or all of the consideration to be paid for the Common Stock pursuant to a Change in Control shall be valued for purposes hereof, if such other consideration is securities, at the mean of the high and low sales prices of such securities on the business day immediately preceding the Acceleration Date on any national securities exchange on which such securities are listed, or the average bid and ask prices of such securities if traded in the over-the-counter market or if not so listed or traded in the over-the-counter market or if such other consideration is not securities, at the value determined in accordance with such fair and reasonable means as the Committee shall specify.

  With respect to Restricted Stock, Restricted Stock Units and Deferred Stock Units, the Committee may, in the agreements in which such grants or awards are made or in amendments to such agreements or in any other agreement, upon a Change in Control or thereafter, immediately vest such grant or award, or accelerate the time such grant or award is earned, or provide that the time for earning such award shall be accelerated upon the occurrence of a specified event, or deem any terms, conditions and/or restrictions to have been met for all or part of such remaining portion of the applicable period or upon the occurrence of a specified event.

   The Committee may modify or amend this Section 9 to provide for other benefits in the event of a Change in Control or may provide other benefits upon a Change in Control in the agreement pursuant to which such award was made or a subsequent amendment thereto, notwithstanding that such amendment or agreement conflicts with this Section 9. However, such modifications or amendments shall affect an outstanding grant or award only if the consent of the holder of such grant or award is obtained.

  Anything herein to the contrary notwithstanding, if any right granted pursuant to this Section 9 would make a Change in Control transaction intended to qualify for pooling of interests accounting under APB No. 16 ineligible for such accounting treatment that but for this Section 9 would otherwise be eligible for such accounting treatment, the Committee may substitute Common Stock with a Market Value Per Share equal to the cash that would otherwise be payable pursuant to this Section 9.

10. INVESTMENT AGREEMENT

  If, at the time of the exercise of any Option or SAR, the award of Restricted Stock or Restricted Stock Unit or a payment of a Restricted Stock Unit in shares of Common Stock or the issuance of Deferred Stock Units or payment thereof in shares of Common Stock, in the opinion of counsel for Transco, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option or SAR or receiving awards of Restricted Stock, Restricted Stock Units, or Deferred Stock Units or Common Stock in payment of a Restricted Stock Unit or Deferred Stock Unit to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual will, upon the request of Transco, execute and deliver to Transco a further agreement to such effect.

11. WITHHOLDING FOR TAXES

  Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local taxes and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Any issuance of Common Stock pursuant to the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, in the discretion of the Committee, include allowing the individual to tender to Transco shares of Common Stock owned by the individual, or to request Transco to withhold a portion of the shares of Common Stock being distributed to the individual, which have a Market Value Per Share as of the date of such tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to Transco.

12. DESIGNATION OF BENEFICIARY

  Each Participant, to whom an award of Restricted Stock, Restricted Stock Units or Deferred Stock Units has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payment that under the terms of such award or awards may become payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or the designated beneficiaries have predeceased the individual, the beneficiary shall be the Participant's estate. If an individual designates more than one beneficiary, any payments under this Plan to such beneficiaries shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

13. TERMINATION OF AUTHORITY TO GRANT AWARDS

  No grants or awards shall be made under this Plan after May 8, 2001.

14. AMENDMENT AND TERMINATION

  The Board of Directors of Transco may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any awards and grants hereunder; provided, however, that no such action of the Board of Directors of Transco may, without the approval of the stockholders of Transco, alter the provisions of the Plan so as to (i) increase the maximum number of shares of Common Stock that may be subject to awards and grants and distributed in the payment of awards and exercises under the Plan (except as provided in Section 3b and 8); (ii) materially modify the class of individuals eligible to receive awards and grants under the Plan; (iii) extend beyond ten years the maximum terms of Options or SARs granted under the Plan or extend the term of the Plan; (iv) decrease the option price applicable to any Option and/or SAR; provided, however, that the provisions of this clause (iv) shall not prevent the granting to any person holding an Option or SAR of an additional Option and/or SAR exercisable at a lower price; (v) withdraw the administration of the Plan from the Committee; (vi) permit any member of the Committee to be eligible to receive an award or grant pursuant to the terms of the Plan (except pursuant to Sections 5f and 7d hereof); or (vii) materially increase the benefits accruing to Participants under the Plan, except as permitted by Rule 16b-3 promulgated under the 1934 Act. Notwithstanding the above, any amendment may be made to conform the Plan and any award made hereunder to the requirements of Rule 16b-3 promulgated under the 1934 Act, as now in effect or as may hereafter be amended. Further, the provisions of Sections 5f and 7d may not be amended more than once every six months or such greater or lesser period as permitted by Rule 16b-3, as in effect from time to time, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended or the rules promulgated thereunder.

15. PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

  Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the grant of Options or SARs, the award of Restricted Stock, Restricted Stock Units or Deferred Stock Units, the issuance or other distribution of shares of Common Stock, the payment of consideration to an individual as a result of the exercise of any SAR, or the payment of any Restricted Stock Units or Deferred Stock Units, as the case may be, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either Transco or the Participant (or the Participant's beneficiary), as the case may be, to take any action in connection with any such determination grant, award, issuance or distribution, the shares then to be issued or distributed, or such payment or the making of such determination grant, award, issuance or distribution or the issuance or distribution of such shares or such payment, as the case may be, shall be deferred until such action shall have been taken. It is the intent of the Company that no grant or award or the vesting or payment thereof under this Plan shall subject the recipient to liability for short-swing trading profit under
Section 16 of the 1934 Act and any grant or award which subjects the recipient to such liability shall be void ab initio and any vesting or payment which subjects the recipient to such liability shall be automatically delayed for such time as is necessary to avoid such liability.

16. MISCELLANEOUS

  a. No Employment Contract. Nothing contained in this Plan or any agreement made pursuant to this Plan shall be construed as conferring upon any employee the right to continue in the employ of Transco or any Affiliate.

  b. Employment with Affiliates. Employment by Transco for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Affiliate.

  c. No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by such Participant's Option or SAR or Restricted Stock Unit award until the date of the issuance of shares to the Participant pursuant thereto and no adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance except as specifically provided in this Plan. A Participant shall have no rights as a stockholder with respect to shares covered by such Participant's Deferred Stock Units until the date of the issuance of the shares to the individual account thereto, provided that such Participant shall be entitled to dividend equivalents as set forth in Section 7a.

  d. No Right to Corporate Assets. Nothing contained in the Plan shall be construed as giving any Participant, such Participant's beneficiaries or any other person any equity or other interest of any kind in any assets of Transco or any Affiliate or creating a trust of any kind or a fiduciary relationship of any kind between Transco or an Affiliate and any such person.

  e. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent Transco or any Affiliate from taking any corporate action that is deemed by Transco or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No Participant, beneficiary or other person shall have any claim against Transco or any Subsidiary as a result of any such action.

  f. Non-assignability. Neither a Participant nor a Participant's beneficiary shall have the power or right to sell, pledge, transfer, assign or otherwise encumber or dispose of such Participant's or beneficiary's interest arising under the Plan or in any Option, SAR, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, or other award received under the Plan; nor shall such interest be subject to seizure for the payment of a Participant's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a Participant's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or agreement relating to any Option, SAR, Restricted Stock, Restricted Stock Unit, Deferred Stock Units, or other award received under the Plan is assigned to a spouse pursuant to any divorce proceeding, such assignment shall be deemed to be null and void and of no force and effect notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such award.

  g. Application of Funds. The proceeds received by Transco from the sale of shares pursuant to the Plan will be used for general corporate purposes.

  h. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws and the laws of the United States of America. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

                                                     TRANSCO
                                             LOGO    ENERGY COMPANY


                                                      94


                                             Notice of
                                             ANNUAL MEETING
                                             and
                                             PROXY STATEMENT
                                             for
                                             ANNUAL MEETING OF
                                             STOCKHOLDERS
                                             May 17, 1994
                                             TO BE HELD IN
                                             OWENSBORO, KENTUCKY

[LOGO OF TANSCO     TRANSCO
 ENERGY COMPANY     ENERGY COMPANY
 APPEARS HERE]      P.O. BOX 1396
                    HOUSTON, TEXAS 77251
             PROXY FOR 1994 ANNUAL MEETING OF STOCKHOLDERS SOLICITED ON BEHALF
                                 OF THE BOARD OF DIRECTORS
            JOHN P. DESBARRES, LARRY J. DAGLEY and DAVID E. VARNER, and each of them with full power of substitution, are hereby authorized as attorneys and proxies of the undersigned to represent and to vote the common stock of the undersigned at the Annual Meeting of Stockholders of Transco Energy Company (the "Company") to be held at the River Park Center, Cannon Hall, 101 Daviess Street, Owensboro, Kentucky, on Tuesday, May 17, 1994, and at any adjournment(s) thereof with authority to vote as follows:

            (1) ELECTION OF DIRECTORS              WITHHOLD AUTHORITY to
                FOR all nominees listed below      vote for all nominees
                (except as marked                  listed below [_]
                to the contrary) [_]

              (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                          William H. Luers, Frederick H. Schultz

            (2) PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN & CO. as the independent auditors of the Company.

                  [_] FOR                [_] AGAINST                [_] ABSTAIN

            (3) PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1991 INCENTIVE STOCK PLAN.

                  [_] FOR                [_] AGAINST                [_] ABSTAIN

                        (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


            In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before such meeting or any adjournment(s) thereof.

            This proxy, if properly signed, will be voted in accordance with the specification made hereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

            This Proxy will also be voted in accordance with the discretion of said attorneys and proxies on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of Transco Energy Company dated April 1, 1994.

                                              ---------------------------------

                                              ---------------------------------
                                                        Signature(s)
                                              Dated __________________ , 1994

                                                (PLEASE SIGN EXACTLY AS NAME
                                                APPEARS HEREON. WHEN SIGNING
                                                AS ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE,
                                                GUARDIAN, ETC., GIVE FULL
                                                TITLE AS SUCH. FOR JOINT
                                                ACCOUNTS, EACH JOINT OWNER
                                                SHOULD SIGN.)

[_] PLEASE CHECK ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING. AN ADMISSION TICKET WILL BE REQUIRED.